UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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☒	Definitive Proxy Statement
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MERCADOLIBRE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

FRAGILE
mercado
libre

mercado libre

2023

Notice of Annual Meeting of Shareholders and Proxy Statement

Notice of Annual Meeting of Stockholders to be held on June 7, 2023
Meeting information
DATE & TIME	LOCATION	RECORD DATE
Wednesday, June 7, 2023 2.00 p.m Eastern Time	www.virtualshareholdermeeting.com/MELI2023, where stockholders will be able to listen to the meeting live, submit questions and vote online.	April 11, 2023
Items of business:
1
To elect the nominees for Class I directors recommended by our board of directors, to serve until the 2026 Annual Meeting of Stockholders, or until such time as their respective successors are elected and qualified;

2	To approve, on an advisory basis, the compensation of our named executive officers for fiscal year 2022;
3	To approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation;
4
To ratify the appointment of Pistrelli, Henry Martin y Asociados S.R.L., a member firm of Ernst & Young Global Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

5	To transact such other business as may properly come before the meeting.
Whether or not you plan to attend the meeting, please read our 2023 Proxy Statement for important information on each of the proposals, and our practices in the areas of corporate governance and executive compensation. Our 2022 Annual Report to Stockholders contains information about MercadoLibre, Inc. (the “Company”) and our financial performance. Voting on the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Using the Internet or telephone saves us money by reducing postage and proxy tabulation costs. Please provide your voting instructions by the Internet, telephone, or by returning a proxy card or voting instruction card.
By order of the board of directors,
Jacobo Cohen Imach Sr. Vice President, General Counsel and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING. The notice of meeting and proxy statement for the 2023 annual meeting and our 2022 annual report to stockholders are available electronically at www.proxyvote.com. On or about April 28, 2023, we first mailed to our stockholders (other than those who previously requested electronic or paper delivery of the proxy statement) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report”).

Internet Availability of Proxy Materials
Under U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. The Notice of Internet Availability mailed to our stockholders contains instructions on how to access our proxy materials, including our proxy statement and our 2022 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to vote through the Internet or by telephone.
This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
Attending the 2023 Annual Meeting

LIVE WEBCAST	WEBCAST STARTS	REPLAY
www.virtualshareholdermeeting.com/MELI2023	at 2:00 p.m., June 7, 2023 Eastern Time	available until June 7, 2024
Questions
FOR QUESTIONS REGARDING:	YOU MAY CONTACT:
2023 Annual Meeting	MercadoLibre Investor Relations, by going to http://investor.mercadolibre.com/contact-us and submitting your question or request
Voting Stock Ownership
Computershare
Regular Mail: PO BOX 43078, Providence, RI, 02940-3078, USA
Courier Delivery: 150 Royall St., Suite 101, Canton, MA 02021
888 313 1478 (U.S. investors)
+1 (201) 680 6578 (Non-U.S. investors)
www.computershare.com/investor

As of the date of this proxy statement, our board does not know of any matters to be presented at the 2023 Annual Meeting other than those specifically set forth in the Notice of 2023 Annual Meeting of Stockholders and this proxy statement. If other proper matters, however, should come before the 2023 Annual Meeting or any adjournment thereof, the proxies named in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment in respect of any such matters.
4	MercadoLibre 2023 Proxy Statement

Letter from our Chairman and Chief Executive Officer
Dear Stockholder:
“The power of and” is a concept that drives businesses to develop without making the trade-offs that so many see as unavoidable. The last two years at MercadoLibre have been a shining example of this concept, as the business has delivered growth AND profitability, a combination that many have argued is not possible. Indeed, many of our peers are delivering just one or the other, or neither, which makes us even prouder of our achievements and even more confident in MercadoLibre's culture.
Over the last two years, we have delivered a revenue CAGR of 63% and an expansion of our operating margin from 3.2% to 9.8%. At the same time, we have continued to invest heavily to enhance the service we provide to our customers, and to strengthen the execution of our mission: to democratize commerce and financial services across Latin America. There is no stronger demonstration of this commitment than the expansion of our technology team, where headcount has risen from approximately 5,000 at the end of 2020 to almost 14,000 at the end of 2022, with further net adds planned for 2023. We strongly believe that our investment in technology will help us extend our competitive advantages, and will enable us to continue to deploy “the power of and” concept for many years to come.
On behalf of the board of directors, I would like to express our appreciation for your continued interest in MercadoLibre. We look forward to your attendance at the 2023 Annual Meeting of Stockholders or receiving your proxy vote.
Sincerely yours, Marcos Galperin Chairman of the Board, President and Chief Executive Officer
MercadoLibre 2023 Proxy Statement	5

An Ecosystem for
Consumers and Merchants
Our Company & Our Mission
MercadoLibre is the largest online commerce ecosystem in Latin America based on unique visitors and orders processed. In addition to Commerce, MercadoLibre also offers a wide array of financial services through the MercadoPago Fintech business. We are present in 18 countries. Our platform is designed to provide users - both consumers and merchants - with a complete portfolio of services to facilitate commercial and financial transactions both digitally and offline, with the purpose of democratizing commerce and financial services across Latin America.Through its platforms, MercadoLibre provides its users with robust online commerce and digital financial tools that not only contribute to the development of a large and growing ecommerce community in Latin America, but also foster entrepreneurship, social mobility and financial inclusion.
We offer our users an ecosystem of six integrated e-commerce and digital financial services:

The Mercado Libre Marketplace is a fully-automated, topically-arranged and user-friendly online commerce platform, which can be accessed through our website and mobile app. This platform enables us (when we act as sellers in our first-party sales), merchants and individuals to list merchandise and conduct sales and purchases digitally. Through Mercado Libre Classifieds, our online classified listing service, our users can also list and purchase motor vehicles, real estate and services in the countries where we operate.

The Mercado Envios logistics solution enables sellers on our platform to utilize third-party carriers and other logistics service providers, while also providing them with fulfillment and warehousing services. The logistics services we offer are an integral part of our value proposition, as they reduce friction between buyers and sellers, and allow us to have greater control over the full user experience.

Our advertising platform, Mercado Ads, enables businesses to promote their products and services on the internet. Through our advertising platform, brands and sellers are able to display ads on our webpages through product searches, banner ads or suggested products.

Complementing the services we offer, our digital storefront solution, Mercado Shops, allows users to set up, manage and promote their own digital stores.

To complement the Mercado Libre Marketplace and enhance the user experience for our buyers and sellers, we developed Mercado Pago, an integrated digital payments solution. Initially, Mercado Pago was developed to facilitate transactions on our marketplace, but it has since become a full ecosystem of financial technology solutions both in the digital and physical world, for consumers and merchants alike. We offer online and offline payments processing solutions to merchants of all sizes, to whom we can cross-sell the other services in our Fintech product suite. We also offer many services to individual consumers, including cards (credit and debit), savings products and insurance policies. Our asset management product is a critical pillar to build our alternative two-sided network vision. It incentivizes our users to begin to fund their digital wallets with cash as opposed to credit or debit cards given that the return our product offers is greater than traditional checking accounts.

Mercado Credito our credit solution, leverages our user base, which is loyal and engaged, and in part has also been historically under served or overlooked by financial institutions and suffers from a lack of access to needed credit. Facilitating credit is a key service overlay that enables us to further strengthen the engagement and lock-in rate of our users, while also generating additional touch points and incentives to use Mercado Pago as an end to-end financial solution.

6	MercadoLibre 2023 Proxy Statement

An Ecosystem for Consumers and Merchants
2022 Business Highlights

mercado libre
509.3
Visits
per second
36.4
Purchases
per second
15.5
Items by
unique buyer
73.9M
Buyers
3.37M
Sellers
USD
34.4B
Total volume of
Merchandise sold
1.1B
Items
Shipped
82%
Free
Shipments
78.5%
Shipments in less
than 48 hours
148M
Unique Active Users
173.4
Transactions
per second
USD
123.6B
Total volume
of processed
payments**
64.8M
Unique fintech
users
21.5M
Accounts of
Investments*
USD
2.84B
in Portfolio
mercado pago

*In the last quarter

**71% payments processed outside the platform

Forward-Looking Statements
Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2022, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.
MercadoLibre 2023 Proxy Statement	7

 IMPACT HIGHLIGHTS
We act today for sustainable development in Latin America
We are entrepreneurs who know that sustainability is a path of continuous improvement, with many challenges ahead but with a clear focus: the time to act is now.
At MercadoLibre, we believe that sustainability involves every area of our business. It is a commitment that we renew every day, every time we take risks to innovate, achieve scale and generate a transformational impact.
We believe that fast pace of growth enables us to foster and enhance the positive socioeconomic impacts of our business, driving commercial and financial inclusion, and contributing to the prosperity of our communities. It also requires us to be increasingly efficient and innovative to reduce the environmental impact throughout the value chain. We focus on the best we can do today to continue to grow responsibly. It is a path of continuous, collective improvement, and with many challenges ahead in such a dynamic and exponential industry. But our focus remains clear: the time to act is now.
Under this premise, our strategy has three main focuses of action:

Entrepreneurial Ecosystem	Community and Social Empowerment	Environmental Strategy and Innovation
We are inspired by the entrepreneurs who grow with us, as well as by those who are part of our team. We are working to boost the entrepreneurial ecosystem in Latin America through our solutions platform. We believe we are also stimulating demand by providing the largest curated offering of positive impact products in the region to millions of consumers.

We are contributing to the communities with which we are linked through initiatives that seek to strengthen social organizations and the digital donation culture in the region. We also support the ability of young people to access formal jobs and the skills of the future by developing education and technology programs, so we can have fairer and more equitable societies.

We accept the challenge of continuing to grow while respecting the environment. We believe that measuring our carbon footprint is the backbone of this challenge: we seek to reduce our environmental impact throughout our value chain, while contributing to the fight against climate change through the regeneration and conservation of iconic biomes in the region.

Inclusive culture	Transparency
Each person who works at MercadoLibre is unique and one of a kind, with their own story, experience, and background. Therefore, we encourage everyone to feel free to be who they are, how they are, and at ease with the choices they make.

It is the cornerstone of how we act, as well as of the bond of trust that we create with each of our stakeholders. We believe that ethics and integrity are the pillars of inclusion and development and, as corporate citizens, we strive to promote best practices in the digital products and services we develop, while complying with applicable laws.

8	MercadoLibre 2023 Proxy Statement

IMPACT HIGHLIGHTS
Entrepreneurial Ecosystem
True to our origins, we believe that entrepreneurs and SMEs play a fundamental role in driving sustainable socioeconomic development in the Latin American region. Their ability to adapt to new challenges and to understand the complexities and problems of each context, gives them a unique capacity for transformation. We create value for entrepreneurs and SMEs from the heart of our business: we drive their digital and financial inclusion; we train them in tools to take advantage of e-commerce opportunities; and we expand their business and income generation.

Positive-Impact consumption (Argentina, Brazil, Chile, Colombia, Mexico and Uruguay)
In 2019 we created the Sustainable Products section to promote brands and entrepreneurs that contribute to reducing environmental impact and generating positive social impacts, democratizing access to more responsible products and driving a new economy. We seek to be a one-stop shop for the most sustainable products in the market, promoting responsible and conscious consumption. To maximize demand, we inform people of the analysis of online positive-impact consumption trends and are transparent in our communication of product selection criteria.
■  Over 140 million positive-impact products offered.
■  +68,000 positive-impact brands and entrepreneurial projects.
+5M Users purchased products (+22% over 2021) +11M Products sold (+29% over 2021)

Biomas: products in support of socio-biodiversity (Mexico, Brazil and Argentina)
The “Biomas” program was created to help communities that contribute to biodiversity preservation through sustainable production of items access new markets to improve income generation, and distribute their products and knowledge all across the region. In this way, we promote fair commerce and income generation for thousands of families who support biome preservation where they live. The program offers entrepreneurs from the biomes more than 20 hours of training in sales, business strategy, logistics, and digital marketing, individual and group mentorship by Mercado Libre specialists and allied foundations, highlighted visibility in the Sustainable Products section and its own landing page to promote their products.
■  1,116 products for sale in our marketplace.
■  11 partnerships with civil society organizations.
■  8 iconic Latin American biomes represented.
111 Organizations trained 30,000+ Local producers indirectly benefited

Afro-lab Program (Brazil and Colombia)
Since 2018, MercadoLibre has been providing resources and conducting training sessions in online sales strategies for handicraft, design, beauty, and cosmetics for black and indigenous entrepreneurs in Brazil. MercadoLibre highlighted their stories and products in an official and exclusive Feira Preta store.
Since 2021, MercadoLibre has brought the Afrolab methodology, a program of support and promotion of black entrepreneurs led by Preta Hub, online sales content and digital tools to 120 black and indigenous entrepreneurs in Colombia. MercadoLibre works in partnership with PretaHub and “Festival de Música del Pacífico Petronio Álvarez” to promote the growth of projects that promote black entrepreneurs in the Colombian Pacific.
275 Black entrepeneurs trained in Brazil and Colombia
MercadoLibre 2023 Proxy Statement	9

IMPACT HIGHLIGHTS
Community: Education and Inclusion
Education to democratize knowledge and opportunities
Education and social inclusion are the cornerstones of our relationship with the communities in each country where we operate. We promote initiatives and training programs that promote access to jobs, entrepreneurship and technology and more inclusive features.

We are acting today to promote more inclusive development in Latin America.
Financial literacy (Argentina, Brazil, Chile, Colombia, Uruguay and Mexico)
Although the expansion of digital wallets drives inclusion, there are still many educational challenges ahead. We know there is no genuine inclusion without education: not only does it enable the effective use of financial products, but also empowers people and entrepreneurs to make informed decisions about their finances and, in a wider sense, to exercise their rights and responsibilities as citizens. Our approach to creating financial citizenship is based on inclusion, education, and participation. We reinforced our commitment to inclusion by launching the first two Mercado Pago projects on financial education at the regional level. Taking different approaches, these projects enhanced the entrepreneurial capacity of more than 2,300 women and the initial financial training of 4,408 young people from Argentina, Brazil, Chile, Colombia, Uruguay, and Mexico.
6,700+ People trained in finance

Conectadas (Argentina, Mexico, Brazil, Peru, Colombia, Chile and Uruguay)
In 2021, we launched an immersive training program that seeks to bring young women in Latin America closer to the world of technology, providing them with tools to create innovative solutions for the challenges that they identify in the region.
■  172 impact projects ideas originated by participants.
■  87% of the young women participating in the program discovered that they enjoy studying, researching and working on technology issues.
1,329 Young women between 14 and 18 years of age from seven countries in Latin America participated from the program

10	MercadoLibre 2023 Proxy Statement

IMPACT HIGHLIGHTS
Certified TECH Developer (Argentina, Brazil, Chile, Uruguay and Colombia)
We teamed up with Globant and Digital House to co-create the Certified Tech Developer program, an initiative that grants scholarships to young people to pursue technology careers in Argentina, Chile, Colombia, Uruguay and Brazil.
■  1,061 scholarships awarded.
■  75 students who attended the program hired by Mercado Libre.
■  47% of the scholarships were awarded to women.

6,450+ Students have completed the program
We use a diversity perspective that prioritizes young women from low-income and other historically excluded groups.
Growing in a sustainable way
Carbon footprint
Our environmental strategy is based on a continuous improvement process that supports our sustainable growth. A central part of that is measuring our carbon footprint, allowing us to identify and implement reduction actions with agility.
Since 2016, we have been measuring our footprint with increasingly accurate indicators. This enables us to monitor our impact, allowing us to anticipate specific actions targeting our operations and value chain.
We measure emissions following the Greenhouse Gas Protocol (GHG) standard, developed jointly by the World Business Council for Sustainable Development (WBCSD) and the World Resource Institute (WRI).
0.0001tn of CO2e per million of revenues (Scopes 1, 2 and 3) 0.022 tn of CO2e per buyer (Scopes 1, 2 and 3)
MercadoLibre 2023 Proxy Statement	11

IMPACT HIGHLIGHTS
Carbon Footprint Management – Our Environmental Impact Strategy

Energy Efficiency Renewable Energies
■  Smart metering strategy that allows us to remotely monitor our consumption through the use of smart sensors and real-time dashboards.
■  Eleven distribution centers with smart metering in Argentina, Brazil and Mexico.
■  Began the process of migrating 100% of our operations to renewable energy sources.
■  Six sites in Brazil, one in Chile, and one in Mexico started to use renewable energy sources in 2022.
■  In 2022, we added eight Mercado Libre distribution centers migrated to 100% renewable energy, reaching a total of 10 sites between centers and offices.
■  Our SP02 distribution center is the first logistics operation in the region to run on 100% renewable energy.
■  Approximately 30% of our total energy consumption was of renewable energy sources, which represent a total of 31,394,993 kWh.
Sustainable Mobility

Reducing the impact of our shipments, increasing our operation of the electric fleet, and promoting the adoption of innovative solutions throughout the value chain.

Since we began the transition to more sustainable logistics, we have introduced 797 electric vehicles and invested in corresponding private charging infrastructure in our sites, which has enabled us to deliver 4.6 million packages with reduced emissions. We currently have electric motorcycles, vans and small trucks as part of our delivery operation. We have also invested in other lower emissions factor fuel options, such as biogas and natural gas, currently with 132 natural gas trucks operating in Brazil and Chile.

Sustainable Packaging & Materials

Recyclable, reusable, or compostable packaging and optimization of the sustainable management of work materials, waste, and remnants.

We are constantly exploring sustainable solutions that we can scale to incorporate into our operation. As this is an industry-wide challenge, we also coordinate with other stakeholders to optimize processes and reduce our overall footprint.

30%
Of our total energy consumption comes
from renewable energy resources

100%
Our SP02 distribution center is the first logistics operation in the region to run on
100% renewable energy

4.6M
Packages delivered by sustainable
mobility fleet

12	MercadoLibre 2023 Proxy Statement

IMPACT HIGHLIGHTS
Waste recovery program
We have two major waste recovery programs aimed at reintroducing the materials we use back into the production cycle.

Distribution Centers

100%
CARDBOARD RECOVERED UNDER CIRCULAR-ECONOMY INITIATIVES IS REUSED AS RAW MATERIAL FOR THE PRODUCTION OF NEW CARDBOARD.

+85%
of recovered waste in Brazil

+100%
of recovered waste in México

+84%
of recovered waste in Argentina

Donation, repair and recycling of used items or spare parts.

We have signed agreements with several NGOs to reintegrate used items or spare parts into a circular economy, rather than destroying them.

Offices

Recycling program with authorized recycling organizations.

Composting: we have two industrial compost bins at our offices in Brazil that reco ver around 90 tons of organic waste per month, transforming it into fertile compost that we donate to community gardens in the area.

Regeneration
Regeneration and conservation of the region’s emblematic natural ecosystems.
In March 2021, we launched “Regenera” a program that seeks to contribute to the regeneration and conservation of the region's emblematic natural ecosystems. We believe that by doing so, we contribute to capturing carbon, essential to mitigating the progression of the climate crisis, and to preserve biodiversity.
To develop the program, we have already invested $12.8 million, of the $18 million already committed to the program. These funds were distributed between 6 projects in Brazil and México, to restore 6,000 acres.
We focused on Latin America because it is home to around 40% of the planet’s biodiversity. We started with the Atlantic Forest because it is one of the most threatened ecosystems in the region, known for its important watersheds, and because Brazil is home to our largest operation.
$12.8M Invested so far to develop “Regenera” 6,000+ Hectares of land conserved or regenerated 900,000+ tons of CO2 reduced by carbon capture in a 30 year-horizon
MercadoLibre 2023 Proxy Statement	13

IMPACT HIGHLIGHTS
Human Capital
Talent, Culture and Development
To be leaders in Latin America, we believe we attract, engage and develop the best talent by offering a transformative experience, co-creating the best place to work and ensuring our “DNA” (or our culture) is present in every corner of our business. Our business is based on technology and knowledge. In order to achieve our goals in innovation and knowledge we need focused and prepared human capital; motivated and committed employees to drive sustainable results.
We believe that being part of MercadoLibre is an experience that is always dynamic, collaborative, inspiring and full of opportunities. Our employee value proposition is designed to be attractive to the profile of entrepreneurial talent and is aligned with our DNA. For this reason, it allows everyone at MercadoLibre to engage their experience in a unique way.
We are still one of the 20 best places to work in the world and one of the top 6 in the region according to the Great Places to Work rankings. We are very proud to have been highlighted in these rankings as one of the top 3 employers in most of the countries in which we operate.
One of the 20 best places to work in the world according to Great Places to Work #6 best places to work in the region according to Great Places to Work

Recruitment and Hiring
There are many qualities that make Mercado Libre a unique place to work. One of them is our team: almost 40,000 people who give the maximum every day and that vibrate a DNA that is characterized by taking risks, being in continuous beta and execute with excellence. To deliver our vision, our team has been growing to guarantee we have the right capabilities by attracting the best local talent for our different business units. In addition, in light of the increasingly relevant societal role that we play as an organization, particularly in a region where economies are struggling to create new and more sources of employment, our strategy also aims to promote the creation of jobs through the opening of new centers in cities in which we operate.

Remote Work Environment
Over half of the people who make up the MercadoLibre team have been working remotely since the beginning of the pandemic, though we do provide some employees with the option of working on site if they prefer. After experiencing the success of this work format in recent years, faithful to our culture of change and permanent evolution, we now permit remote work on an indefinite basis for most positions.
We redesigned our offices to adapt them to the hybrid model. We moved from open desks to “neighborhoods,” to have more spaces that promote collaboration and innovation. As always, we capitalized on bot technology to manage it better.
+50% of MercadoLibre employees have been working remotely since the beginning of the pandemic
14	MercadoLibre 2023 Proxy Statement

IMPACT HIGHLIGHTS
Diversity and Inclusion
We innovate from a multiplicity of perspectives and that diversity is what makes us disruptive. We inspire people to unfold their capabilities and express themselves in a healthy and equitable environment, where previous beliefs do not condition acceptance and curiosity allows us to value differences.
MercadoLibre’s Purpose of Diversity and Inclusion:
■  Build diverse teams, with focus on women, LGBT+ people, people with disabilities, and race and ethnicity.
■  Foster an inclusive culture, through the experience that each person lives at MercadoLibre.
■  Nurture IT talent, expanding access to technology education, with a focus on women.
We focus on all employees living their MELI experience in an inclusive environment that challenges and inspires them, ensuring they feel comfortable expressing their diversity. We naturalize this message from a communication and employer branding strategy based on real cases, in their protagonists’ own words.
Diverse teams built with focus on women, LGBT+ people, people with disabilities, and race and ethnicity
1.8% Employees with disabilities
We put a lot of effort into the inclusion and development of women in our sector. In MercadoLibre, four out of ten employees are women and they occupy 27% of the leadership positions, considering managers and up, exceeding the average of the IT and Logistics market. In addition, people with disabilities represents 1.8% of the people working at the company. Lastly, in Brazil, 44% of our employees self-identify as black.

At the same time, our recruiting model continues to evolve, raising awareness and providing our Talent Acquisition teams with tools about unconscious biases in hiring, development, and people engagement.
Our affinity groups are based on Women, LGBT+, People with Disabilities, Race and Ethnicities. These teams volunteer their time to work on the design and implementation of proposals. In 2021, for example, the Women's group implemented an increase in the paid maternity leave benefit, raising it to 5 months throughout the region, and a leave for gestational loss. The Ethnic group, for its part, designed a mentoring program for Brazilians that self-identify as black aimed at developing skills, knowledge and promoting conversations to boost their leadership within MELI.
44% of employees in Brazil self-identify as black
MercadoLibre 2023 Proxy Statement	15

IMPACT HIGHLIGHTS
Ethics and Transparency
We act with integrity and transparency.	Integrity flows in our DNA
That is why we demand that all the people who work at MercadoLibre and those who are part of the Board of Directors perform their duties under the highest ethical and conduct standards, and we expect all suppliers, customers, and business partners to comply with these same standards.
Our Code of Ethics aims to ensure that the values of honesty, fairness, respect, and integrity prevail in all third-party relationships and those of our employees, with the understanding that it is our obligation, as good corporate citizens, to comply with all applicable laws and avoid inappropriate actions or omissions, and conflicts of interest. In addition, our Code outlines our commitment to compliance with laws and regulations and good management practices for internal information, company assets, and digital media.
Published on our Investor Relations site, the Code is publicly accessible. People working at MercadoLibre must sign it upon joining the company.
We have procedures in place to review compliance with the policies and provisions contained in our Code of Ethics. See “Corporate Hotline.” When situations of significant non-compliance are detected, they are reported to the Ethics Committee (composed of the Company’s Corporate Affairs Head (Chairman), Chief Financial Officer, General Counsel, People Head and Risk and Compliance Head).

To learn more about MercadoLibre’s impact and sustainability efforts see our Impact Report, which is available on our website: https://investor.mercadolibre.com/corporate-social-responsibility.
Further, we have also published our Sustainability Bond report and the Task Force on Climate-Related Disclosures, which are both available on our investor relations website: https://investor.mercadolibre.com/corporate-social-responsibility.
Links to websites or reports included in this proxy statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the SEC.
16	MercadoLibre 2023 Proxy Statement

  Proposal I
Election of
Directors
Our certificate of incorporation provides for our board to be divided into three classes, with each class having a three-year term. In accordance with our certificate of incorporation and bylaws, the number of directors that constitutes our board of directors is fixed from time to time by a resolution duly adopted by our board. Our board currently consists of nine members. Information as to the directors currently comprising each class of directors and the current term expiration date of each class of directors is set forth in the following table:
DIRECTORS COMPRISING CLASS	CLASS	CURRENT TERM EXPIRATION DATE
Susan Segal Mario Eduardo Vázquez Alejandro Nicolás Aguzin	Class I	2023 Annual Meeting
Nicolás Galperin Henrique Dubugras Richard Sanders	Class II	2024 Annual Meeting
Emiliano Calemzuk Marcos Galperin Andrea Mayumi Petroni Merhy	Class III	2025 Annual Meeting
A director elected to fill a vacancy will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. As discussed in greater detail below in “Information on our Board of Directors and Corporate Governance — Director Independence and Family Relationships” our board has determined that seven of the nine current members of our board are independent directors within the meaning of the listing standards of The NASDAQ Global Select Market (the “NASDAQ”) and our corporate governance guidelines.
The terms of our three Class I directors are set to expire at the 2023 Annual Meeting. The nominating and corporate governance committee recommended, and our board nominated, each of Susan Segal, Mario Eduardo Vázquez and Alejandro Nicolás Aguzin as nominees for re-election as Class I directors of our Company at the 2023 Annual Meeting. If elected at the 2023 Annual Meeting, each of the Class I director nominees will serve until our 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
If any of the nominees is unexpectedly unavailable for election, shares represented by validly delivered proxies will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee or our board may determine to reduce the size of our board. Each person nominated for election has agreed to serve if elected.
Set forth below is biographical information for the nominees, as well as the key attributes, experience and skills that the board believes each nominee brings to the board.
MercadoLibre 2023 Proxy Statement	17

Proposal I
Process for Director Nominations
Nominating and Corporate Governance Committee. The nominating and corporate governance committee of our board performs the functions of a nominating committee. The nominating and corporate governance committee’s charter describes the committee’s responsibilities, including identifying, reviewing, evaluating and recommending director candidates for nomination by our board. Our corporate governance guidelines also contain information concerning the responsibilities of the nominating and corporate governance committee with respect to identifying and evaluating director candidates. Both documents are published on our investor relations website at http://investor.mercadolibre.com.
Director Candidate Recommendations and Nominations by Stockholders. The nominating and corporate governance committee’s charter provides that the committee will consider director candidates recommended by stockholders. The charter of the nominating and corporate governance committee provides that it will evaluate all candidates for election to our board, regardless of the source from which the candidate was first identified, based on the totality of the merits of each candidate and not based upon minimum qualifications or attributes. Stockholders should submit any such recommendations for the consideration of our nominating and corporate governance committee through the method described under “Stockholder Communications with our Board” below. In addition, any stockholder of record entitled to vote for the election of directors may nominate persons for election to our board if that stockholder complies with the notice procedures summarized in “Stockholder Proposals for 2024 Annual Meeting” of this proxy statement.
Process for Identifying and Evaluating Director Candidates. The nominating and corporate governance committee evaluates all director candidates in accordance with the criteria described in our corporate governance guidelines and the nominating and corporate governance committee charter. The committee evaluates any candidate’s qualifications to serve as a member of our board based on the skills and characteristics of individual board members as well as the composition of our board as a whole. In addition, the nominating and corporate governance committee will evaluate a candidate’s independence, skills, experience, reputation, integrity, potential for conflicts of interest and other appropriate qualities in the context of our board’s needs.
Director diversity. We do not have a formal policy about diversity of our board membership, but the nominating and corporate governance committee considers a broad range of factors when nominating individuals for election as directors, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, ethnicity, gender and national origin. The nominating and corporate governance committee neither includes nor excludes any candidate from consideration solely based on the candidate’s diversity traits. See “Diversity Matrix” for information about the diversity matrix of our board.
18	MercadoLibre 2023 Proxy Statement

Proposal I
Nominees for Election
as Class I Director

Susan Segal

CAREER HIGHLIGHTS:
Ms. Segal has been president and chief executive officer of the Americas Society and Council of the Americas since August 2003, after having worked in the private sector for more than 30 years. Prior to her current position, Ms. Segal was a founding partner of her own investment advisory firm focused primarily on Latin America and the U.S. Hispanic market. Previously, she was a partner and Latin American Group Head at JPMorgan Partners/Chase Capital Partners, where she pioneered early stage venture capital investing in Latin America. Prior to joining Chase Capital Partners, Ms. Segal was a senior managing director focused on Emerging Markets Investment Banking and Capital Markets at Chase Bank and its predecessor banks. She was actively involved in developing investment banking, building an emerging-market bond-trading unit for Latin America and was also involved in the Latin American debt crisis of the 1980s and early 1990s both chairing and sitting on various advisory committees. Ms. Segal is on the Board of Directors of Scotiabank, where she serves on the Audit and Risk Committees. Additionally, she is a director and chairperson of Scotiabank USA, a non-public subsidiary of Scotiabank. She also serves as a director of the Tinker Foundation, the Bretton Woods Committee and is a member of the Council of Foreign Relations. She is also a Board member of Vista Oil and Gas, S.A.B. de C.V. where she serves on the Nominating and Compensation Committees and was a board member of Ribbit Leap, Ltd. until the SPAC was unwound in September 2022. In 1999, she was awarded the Order of Bernardo O’Higgins Grado de Gran Oficial in Chile and in 2009 President Uribe of Colombia honored her with the Cruz de San Carlos and in April 2022, President Duque presented her with Order of Boyaca. In 2012, she was awarded the Order of the Mexican Aztec Eagle in Mexico and in 2019 she was awarded Peru’s Order of “Merit for Distinguished Services” in the rank of Grand Official. She was also named one of the 500 most influential people in Latin America on Bloomberg List published in 2022. Ms. Segal received a master’s in business administration from Columbia University and a bachelor’s degree from Sarah Lawrence College. Ms. Segal previously served as a director of our Company from 1999 to 2002.
KEY ATTRIBUTES AND SKILLS:
Entrepreneurship: Ms. Segal, as a founding partner of her own investment advisory firm focused primarily on Latin America and the U.S. Hispanic markets, brings her entrepreneurial skills to our board.
Private Equity: Ms. Segal’s professional background includes vast experience in private equity and venture capital, with a particular focus in Latin America, which is of great value for our board.
Finance: Her various senior leadership roles in the investment banking industry and as CEO of the AS/COA have given Ms. Segal a deep knowledge on, and a valuable perspective for our board when considering financial matters.
Risk Oversight: Extensive experience as director of other companies in the oversight and management of risks.
Latam Markets: Ms. Segal’s impressive experience includes her background studying the economies of Latin American countries. She is also well-versed in Latin America’s prospects for growth, integration, and economic and social development, and she is knowledgeable about economic inclusion, social empowerment, markets, overall business environment, diversity issues and risk assessment. Ms. Segal’s decades of experience in Latin America have enabled her to create an extensive network among Latin America’s political and business leaders.

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Proposal I

Mario Eduardo Vázquez

CAREER HIGHLIGHTS:
Mr. Vázquez serves as a member of the board of directors and as the president of the audit committee of Despegar.com, Corp. He also served as a director, president of the audit committee and of the corporate governance and nominating committee and member of the compensation committee of Globant S.A. (NYSE: GLOB) until April 2022. Mr. Vázquez served as the chief executive officer of Grupo Telefónica in Argentina from June 2003 to November 2006, and served as a member of the board of directors of Telefónica S.A. Spain from November 2000 to November 2006. He has also served as a regular member of the board of directors of Telefónica Argentina S.A. and Telefónica Holding Argentina S.A., and as alternate member of the board of directors of Telefónica de Chile S.A until 2012. Mr. Vázquez served as a member of the board of directors of YPF S.A. and as the president of the Audit Committee of YPF S.A until 2012. Since November 2006, Mr. Vázquez has pursued personal interests in addition to his service as a director. Mr. Vázquez spent 23 years as a partner and general director of Arthur Andersen for Argentina, Chile, Uruguay and Paraguay (Pistrelli, Diaz y Asociados and Andersen Consulting—Accenture), where he served for a total of 33 years until his retirement in 1993. Mr. Vázquez previously taught as a professor of Auditing at the Economics School of the University of Buenos Aires. Mr. Vázquez received a degree in accounting from the University of Buenos Aires.
KEY ATTRIBUTES AND SKILLS:
Finance: Mr. Vázquez was chosen to join our board specifically to serve our audit committee as its audit committee financial expert. We targeted a director with financial and auditing experience specific to Latin American businesses. He also brings an academic perspective to the position from his time as a professor of Auditing at the Economics School of the University of Buenos Aires.
Innovation & Technology: Extensive experience as a board member of several other technology and other companies, which provides a valuable perspective and insight to our board.
Latam Markets: Mr. Vázquez has experience auditing for Arthur Andersen for 33 years total, including 23 years as a partner and general director, in many Latin American markets, including Argentina, Chile, Uruguay and Paraguay.

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Proposal I

Alejandro Nicolás Aguzin

CAREER HIGHLIGHTS:
Mr. Aguzin is the Chief Executive Officer of the Hong Kong Stock Exchanges and Clearing Ltd. and a member of the Board of Directors. Prior to that position, from 2020 to May 2021, Mr. Aguzin served as the CEO of J.P. Morgan’s International Private Bank and a member of the Operating Committee for the firm’s Asset & Wealth Management business. Mr. Aguzin held leadership roles spanning lines of business and geographies during his more than 30 years with J.P. Morgan, including serving as Chairman and CEO for the Asia Pacific Region from 2012 to 2020, overseeing the firm’s overall activities across Asia Pacific. Prior to that position, he was CEO for J.P. Morgan Latin America, responsible for overseeing all of J.P. Morgan’ activities in Latin America. He was also the Head of Investment Banking Coverage, Mergers & Acquisitions and Capital Markets in the region. He joined J.P. Morgan in 1990 in Buenos Aires as a financial analyst in the Credit Group and has spent his career advising clients on strategic and corporate finance transactions. In 1991, he moved to New York, where he worked in the Corporate Finance Services Group and focused primarily on cross-border mergers and acquisitions for U.S. clients. In 1992, he returned to Buenos Aires in the Investment Banking team where he participated in several privatizations, capital markets and advisory transactions. In 1996, he moved to the Latin America Mergers & Acquisitions Group in New York, being appointed head of the group in 2000. In 2002, he expanded his responsibilities and was appointed head of Latin America Investment Banking Coverage, Mergers & Acquisitions and Capital Markets, formerly known as Latin America Investment Banking. In 2005, he was appointed CEO for Latin America. During 2008 and 2009, in addition to his responsibilities as CEO for Latin America and head of Latin America Investment Banking, Mr. Aguzin served as Senior Country Officer for Brazil. Mr. Aguzin is a member of the Board of Trustees of the Asia Society as well as the Eisenhower Fellowships. He is also a member of the Asia Pacific Council of the Nature Conservancy. He holds a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania and is fluent in Spanish, Portuguese and English.
KEY ATTRIBUTES AND SKILLS:
Corporate Governance: As the frontline regulator of global companies listed in Hong Kong, Mr. Aguzin brings extensive knowledge relating to governance and regulatory best practices in public companies.
Banking: Mr. Aguzin brings a deep understanding of investment banking activities that provides valuable business experience and critical insights on the roles of finance and strategic transactions in our business.
Finance: Broad experience and vast knowledge on the international financial markets.
Latam Markets: Our board believes that his knowledge of the Latin American and Asian economies and markets, coupled with the professional network that he has developed in those regions throughout his career in investment banking, makes him an asset to our Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS NAMED ABOVE.
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Information on our Board of Directors and Corporate Governance
Our business is managed by our employees under the direction and oversight of our board. Except for our chief executive officer, none of the members of our board is an employee of MercadoLibre. Our board members remain informed of our business through discussions with management, materials we provide to them, and their participation on the board and in board committee meetings.
We believe open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. Our board has adopted corporate governance guidelines that, along with the charters of our board committees and our code of ethics, provide the framework for the governance of our Company. A complete copy of our corporate governance guidelines, the charters of our board committees, and our code of ethics may be found on our investor relations website at http://investor.mercadolibre.com. Information contained on or connected to our website is not part of this proxy statement. The board regularly reviews corporate governance developments and modifies these policies as warranted. Any changes in these governance documents will be reflected in the same location of our website.
Board's Composition
As illustrated by the director biographies, the director skills highlights and the diversity matrix, our Board is comprised of a diverse group of individuals with significant experience in their respective fields. Our Board believes that the combination of different tenures, backgrounds, skills, expertise and experiences of the directors and the director nominees contributes to an effective Board that comprehends the complexities of our business and of the region in which we operate. The Company believes that the directors and director nominees have all the necessary qualifications to provide effective and independent oversight and strategic guidance to help build a better business.
Director Skills Highlights
Our directors and director nominees have a diversity of skills, viewpoints and experience, including in the following areas:

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Information on our Board of Directors and Corporate Governance
Diverse Representation and Perspective

MercadoLibre 2023 Proxy Statement	23

Information on our Board of Directors and Corporate Governance
More than half of MercadoLibre’s Board self-identified with diverse attributes, which were self-disclosed by our directors through an optional diversity question included in our director questionnaire. The survey captured that Board members’ identity or affiliation including within the following categories:
BOARD DIVERSITY MATRIX (AS OF APRIL 28, 2023)
■ Total Number of Directors			9
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity:
Directors	2	7		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	1	4		—	—
Native Hawaiian or Pacific Islander White	—	—		—	—
White	1	3
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—
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Information on our Board of Directors and Corporate Governance
Board of Directors
The following is biographical information on the remainder of our continuing directors, as well as the key attributes, experience and skills that the board believes such continuing directors bring to the board.
CLASS II DIRECTORS

Nicolás Galperin

CAREER HIGHLIGHTS:
Mr. Galperin worked at Morgan Stanley & Co. Incorporated, an investment bank, from 1994 to 2006, and his last position was managing director and head of trading and risk management for the London emerging markets trading desk, as well as a trader of high yield bonds, emerging markets bonds and derivatives in New York and London. In 2006, Mr. Galperin founded Onslow Capital Management Limited, an investment management company that was based in London, and worked at the company until its closure in 2018. Mr. Galperin is now an investor based in London. He graduated with honors from the Wharton School of the University of Pennsylvania. Mr. Galperin is the brother of Marcos Galperin, our chairman, president and chief executive officer.
KEY ATTRIBUTES AND SKILLS:
Entrepreneurship: Mr Galperin brings to the board his entrepreneurial experience the board as founder of Onslow Capital Management Limited, an investment management company that was based in London.
Finance: Mr. Galperin’s career in investment banking and investment management, including serving in various leadership roles at Morgan Stanley and Onslow Capital Management, provides valuable business experience and critical insights on the roles of finance and strategic transactions in our business.
Risk Oversight: Mr. Galperin’s particular focus on emerging capital markets throughout his career and his leadership in risk management contribute key skills to our board.
Latam Markets: Mr. Galperin is based in London and has focused his investment banking and investment management career in emerging markets, which brings to our board valuable global business perspective and knowledge of both Latin American and European markets.
Banking: Extensive experience in banking and investments, which resulted in an understanding of financial statements, corporate finance, accounting and capital markets and fixed income products and derivatives.

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Information on our Board of Directors and Corporate Governance

Henrique Dubugras

CAREER HIGHLIGHTS:
Mr. Dubugras is the co-founder & co-CEO of Brex Inc. Brex Inc. is a company reimagining financial systems so every growing company can realize their full potential and take control of their spend and business as they scale. Prior to that position, Mr. Dubugras co-founded Pagar.me, an online payments company, EduqueMe, an educational crowdfunding company aimed at sponsoring Latin American students in United States colleges and Estudar nos EUA, a company aimed at disseminating information and opportunities related to studying abroad for both undergraduate and graduate level students. Mr. Dubugras also serves on the Board of Expedia Group. From September 2016 to March 2017 he studied computer science at Stanford University.
KEY ATTRIBUTES AND SKILLS:
Finance: Mr. Dubugras brings a deep understanding of financial tools and services that provide critical insights to our business.
Entrepreneurship: Mr. Dubugras’ experience with innovation in the startup space promises to introduce new and creative ideas for our growth and place in an evolving world.
Industry Experience: Mr. Dubugras has a wealth of technical and non-technical expertise in the financial services business along with knowledge of various financial services ecosystems. Our board believes that his experience with online payment systems, coupled with his transnational professional network, make him an asset to our Company.

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Information on our Board of Directors and Corporate Governance

Richard Sanders

CAREER HIGHLIGHTS:
Mr. Sanders is a partner at Permira, a global private equity firm. Mr. Sanders is a member of Permira’s Executive Committee and Investment Committees for their Flagship and Growth Opportunities funds, the latter as Chairman, and is also the co-head of the technology sector investment team. Mr. Sanders joined Permira in 1999 and has spent most of his career based in London. He relocated to the United States of America between 2007 and 2011 to set up Permira’s office in Menlo Park, California. Mr. Sanders currently serves as a director of Allegro.eu (Poland's largest online marketplace). Prior to joining Permira, Mr. Sanders worked for Morgan Stanley in London in the M&A and High Yield Capital Markets divisions. Mr. Sanders holds an MA in Literae Humaniories (Classics) from Oxford University and an MBA from Stanford University where he was a Fulbright Scholar.
KEY ATTRIBUTES AND SKILLS:
Innovation & Technology: Mr. Sanders has a vast experience with making investment decisions in technology and digital markets industries, and therefore brings a deep understanding of those industries.
Industry Experience: His experience as director of Allegro.eu, which is the company that operates Poland’s leading e-commerce platform, provides an invaluable viewpoint and knowledge to our board when assessing matters related to our Company’s business and strategy and the challenges and opportunities that lie ahead.
Private Equity: More than 20 years of experience at a global private equity firm.
Finance: Mr. Sanders professional background has given him extensive financial and M&A transactional skills, as well as exposure to dealing with large institutional investors globally.
Risk Oversight: Extensive experience as director of other companies in the oversight and management of risks.

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Information on our Board of Directors and Corporate Governance
CLASS III DIRECTORS

Emiliano Calemzuk

CAREER HIGHLIGHTS:
From 2020 to 2021 Mr. Calemzuk was the CEO of 890 Fifth Avenue Partners, a Special Purpose Acquisition Company focused on the Media and Entertainment space which successfully merged with BuzzFeed. Prior to that position, from 2017 to 2020, Mr. Calemzuk was CEO and co-founder of RAZE, a media venture focused on the Hispanic space. In 2015 and 2016 Mr. Calemzuk partnered with Time Inc., publisher of Time, Sports Illustrated, People and other major magazine titles to assist with Time Inc.’s entry into digital video. In 2013 and 2014, Mr. Calemzuk joined Silver Eagle Acquisition Company, as the target company’s Chief Executive Officer designate. Between 1998 and 2012 Mr. Calemzuk had a successful career at News Corporation/Fox. He last served as CEO of Shine Group Americas (Unit of 21st Century Fox) from September 2010 to January 2012. From 2007 to 2010, Calemzuk served as President of Fox Television Studios. Prior to joining Fox Television Studios, Calemzuk was President of Fox International Channels Europe, based in Rome from 2002 to 2007. Before working in Italy, Calemzuk was based in Los Angeles where he served as Vice President and Deputy Managing Director of Fox Latin American Channels overseeing all operating divisions of Fox across 19 countries. Born in 1973 in Mar del Plata, Argentina, Calemzuk is a Cum Laude graduate of the University of Pennsylvania.
KEY ATTRIBUTES AND SKILLS:
Media & Entertainment: Significant leadership experience in media as CEO of 890 Fifth Avenue Partners, CEO and co-founder of RAZE and President of Fox Television Studios. Mr. Calemzuk is a leader in alternative entertainment and technology genres, uniquely positioning him to provide thoughtful leadership and guidance as MercadoLibre adapts to a changing technology and entertainment world.
Marketing: Extensive marketing experience as CEO of 890 Fifth Avenue Partners, CEO and co-founder of RAZE and President of Fox Television Studios, marketing content to all Latin American audiences via traditional and digital programming.
Management: Valuable business, leadership and management experience, including expertise leading a large organization with global operations such as Fox Television Studios, giving him a keen understanding of the issues facing a multinational business such as MercadoLibre.
Latam Markets: Mr. Calemzuk has led the growth of international operations of Fox in both Latin America and Italy, which has provided him with a broad expertise and understanding of the Latin American markets.

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Information on our Board of Directors and Corporate Governance

Marcos Galperin

CAREER HIGHLIGHTS:
Mr. Galperin serves on the boards of Onapsis, a cyber-security company and of Satellogic, a leading provider of high resolution satellite imagery. He also served as a director of Globant S.A. (NYSE: GLOB) until his resignation in April 2020 and of Televisa, a media company in Mexico, until his resignation in April 2021. Mr. Galperin is also a member of JP Morgan International Council, a special advisor in MELI Kaszek Pioneer Corporation (NASDAQ: MEKA) and board member of Endeavor. Prior to working with us, Mr. Galperin worked in the fixed income department of J.P. Morgan Securities Inc. in New York from June to August 1998 and at YPF S.A., an integrated oil company, in Buenos Aires, Argentina, where he was a Futures and Options Associate and managed YPF’s currency and oil derivatives program from 1994 to 1997. Mr. Galperin received an MBA from Stanford University and graduated with honors from the Wharton School of the University of Pennsylvania, with a Bachelor of Science in Economics. Mr. Galperin is the brother of Nicolás Galperin, a Class II Director.
KEY ATTRIBUTES AND SKILLS:
Entrepreneurship: Mr. Galperin, as co-founder of MercadoLibre, brings to the board his entrepreneurial and innovation skills that he has honed throughout the years at our Company.
Industry Experience: Mr. Galperin’s experience leading MercadoLibre’s growth since its inception enables him to provide a unique perspective to the board regarding the industries where the Company operates.
Media & Entertainment:Mr. Galperin has cultivated valuable knowledge of branding strategy as the co-founder, chief executive officer and president of MercadoLibre.
Management: As the co-founder, chief executive officer and president of our Company, Mr. Galperin has the most long-term and valuable hands-on knowledge of the issues, opportunities and challenges facing us and our business. He provides a critical link between management and the board, enabling the board to perform its oversight function with the benefits of management’s perspectives on the business.
Latam Markets: As the co-founder of MercadoLibre, the largest online commerce ecosystem in Latin America with presence in 18 countries, Mr. Galperin has a deep understanding and broad expertise in the Latin American markets.

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Information on our Board of Directors and Corporate Governance

Andrea Mayumi Petroni Merhy

CAREER HIGHLIGHTS:
Andrea Petroni is the Head of Business Advisory and Execution of JP Morgan Chase & Co., Hong Kong Office, responsible for overseeing the Business Selection and Risk Governance framework for Investment Banking Asia Pacific. Prior to that position, from 2016 to 2019, Ms. Petroni was the Head of Finance and Business Management for Banking and Wholesale Payments for Asia Pacific at JP Morgan Chase & Co., Hong Kong Office, responsible for business development, business management, internal financial reporting and controller functions, and from 2016 to 2021 she was a board member, non-executive director of JP Morgan Chase Bank (China) Company limited. She is a member of the board of directors of Globant S.A. (NYSE: GLOB) where she serves as a member of the Nominating Committee. Ms. Petroni has a Bachelor’s degree in Business Administration from Escola de Administração de Empresas — Fundação Getulio Vargas.
KEY ATTRIBUTES AND SKILLS:
Finance: Ms. Petroni’s experience in senior leadership positions at a global financial institution has given her a strong financial background and experience, which includes reviewing financial statements, interacting with auditors and assessing the financial and business performance of companies around the world.
Risk Oversight: Ms. Petroni brings to the board valuable experience on risk oversight given her role of Head of Business Advisory and Execution of JP Morgan Chase & Co., Hong Kong Office.
Banking: With over 6 years of experience as an active board member at a regulated financial institution in China, Ms. Petroni has a deep understanding of the banking business and financial markets.
Corporate Governance: Extensive experience advising and overseeing corporate governance matters, which will be of great value for the Company in achieving our sustainable growth aspirations. Her extensive international experience, which has led her to build a broad network of relationships across different cultures and countries, brings a unique perspective to our board.

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Information on our Board of Directors and Corporate Governance
Board Leadership Structure
We believe that there is no single, generally accepted approach to providing board leadership and, in light of the competitive and dynamic environment in which we operate, the appropriate board leadership structure may vary from time to time as circumstances warrant. Therefore, our board will continually evaluate the leadership structure of the board with the goal of maximizing its effectiveness and alignment with the Company's needs.
We do not have a fixed policy with respect to the separation of the offices of the chairman of the board and chief executive officer and believe that any determination in this regard is part of the executive succession planning process. Mr. Galperin currently serves as both our chairman and our president and chief executive officer. Our board believes service in these dual roles is in the best interests of our Company and our stockholders. Mr. Galperin co-founded our Company, has served as chief executive officer since our inception and is the only member of management on the board. The board is confident that he possesses the most thorough knowledge of the issues, opportunities and challenges facing us and our business and, accordingly, is the person best positioned to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees and users.
Because the board also believes that strong, independent board leadership is a critical aspect of effective corporate governance, the board has established the position of lead independent director. The lead independent director is an independent director elected annually by the board. Mr. Calemzuk currently serves as the lead independent director, a position to which he was appointed in February 2016. Mr. Calemzuk joined our board in 2007. During his tenure, he has gained extensive knowledge and deep understanding of the Company and its business. As lead independent director, he chairs formal closed sessions of the independent directors, leads board meetings in the absence of the chairman, and leads the annual board self-assessment process. In addition, the lead independent director, together with the chair of the nominating and corporate governance committee, conducts interviews to confirm the continued qualification and willingness to serve of each director whose term is expiring at an annual meeting prior to the time at which directors are nominated for re- election.
We believe that our current board leadership structure provides effective, constructive and independent oversight of management and the Company.
Board Committees
Board committees help our board perform effectively and efficiently, but do not replace the oversight responsibility of our board as a whole. There are currently three principal standing board committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each committee meets regularly and has a written charter that has been approved by our board, which is available on our investor relations website at http://investor.mercadolibre.com. In addition, at each regularly scheduled board meeting, a member of each committee reports on any significant matters addressed by the committee subsequent to the board’s most recent prior meeting. Each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.
The following table lists the members of each of our three principal standing board committees as of the filing date of this Proxy Statement:
	AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
Emiliano Calemzuk*		■	■
Susan Segal*	■	■
Mario Vázquez*	■	■	■
Nicolás Aguzin*	■		■
■ Member  ■ Chair
* Independent Director.
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Information on our Board of Directors and Corporate Governance
Audit Committee
MEMBERS	RESPONSIBILITIES
Mario Vázquez (Chairman & Financial Expert) Nicolás Aguzin Susan Segal
■  Overseeing our independent registered public accounting firm and having the sole authority to select and, where appropriate, replace the independent registered public accounting firm, approve the compensation and terms of the firm’s engagement and evaluate its performance;
■  Considering and approving all audit and non-audit services to be performed by our independent registered public accounting firm and establishing procedures in respect thereof;
■  Overseeing management’s establishment and maintenance of our accounting and financial reporting processes, including our internal controls and disclosure controls and procedures, and the audits of our financial statements;
■  Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control, and auditing and non-audit/accounting matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting, auditing or other matters;
■  Investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the audit committee deems necessary;
■  Determining compensation of the independent registered public accounting firm, compensation of advisors hired by the audit committee and ordinary administrative expenses;
■  Reviewing annual and quarterly financial statements prior to their release;
■  Preparing the report required by the rules and regulations of the SEC to be included in our annual proxy statement;
■  Reviewing and assessing the adequacy of the committee’s formal written charter on an annual basis;
■  Overseeing and evaluating the Company’s risk management framework (including risk assessment and risk management policies and procedures) to identify, evaluate, measure and manage existing and potential risks, including financial, operational, cybersecurity and fraud, strategic and compliance risks, and the steps we have taken to detect, monitor and actively manage such exposures;
■  Reviewing significant legal, compliance and regulatory matters that could have a material impact on our financial statements or our business, including material notices to or inquiries received from governmental agencies;
■  Receiving and considering the independent auditors’ comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls;
■  Reviewing the experience and qualifications of senior members of the internal audit function on an annual basis, including the responsibilities, staffing, budget and quality control procedures of the internal audit function; and
■  Handling such other matters that are specifically delegated to the audit committee by our board from time to time.
■  Periodically reviewing management reports regarding the effectiveness of the Company’s risk management program, any corrective action and progress of key risk initiatives, and seeking, as necessary, reports on selected risks.

INDEPENDENCE
3 out of 3
MEETINGS IN 2022
5
ACTIONS BY UNANIMOUS WRITTEN CONSENT
5
For more information, please see “Audit Committee Report” of this proxy statement.
Our board has adopted a written charter for our audit committee, which is posted on our investor relations website at http://investor.mercadolibre.com.
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Information on our Board of Directors and Corporate Governance
Compensation Committee
MEMBERS	RESPONSIBILITIES
Emiliano Calemzuk (Chairman) Mario Vázquez Susan Segal
■  Recommending to our board for determination, the compensation and benefits of all of our executive officers and key employees;
■  Recommending to our board for determination, the compensation and benefits of non-employee directors;
■  Monitoring and reviewing our compensation and benefit plans to ensure that they meet corporate objectives;
■  Administering our stock plans and other incentive compensation plans and preparing recommendations and periodic reports to our board concerning these matters;
■  Preparing the report required by the rules and regulations of the SEC to be included in our annual proxy statement and assisting management in the preparation of the compensation discussion and analysis included in this proxy statement; and
■  Such other matters that are specifically delegated to the compensation committee by our board from time to time.

INDEPENDENCE
3 out of 3
MEETINGS IN 2022
1
ACTIONS BY UNANIMOUS WRITTEN CONSENT
2

Our board has adopted a written charter for our compensation committee, which is posted on our investor relations website at http://investor.mercadolibre.com.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2022, Messrs. Calemzuk (Chairman), Vazquez and Ms. Segal served as members of our compensation committee. None of the members of our compensation committee during fiscal year 2022 has ever been an officer or employee of our Company or our subsidiaries or had any relationship with us requiring disclosure as a related party transaction under applicable rules of the SEC. During fiscal year 2022, none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our compensation committee; none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of our board. All members of our compensation committee during fiscal year 2022 are independent in accordance with the applicable rules of NASDAQ and our corporate governance guidelines.
MercadoLibre 2023 Proxy Statement	33

Information on our Board of Directors and Corporate Governance
Nominating and Corporate Governance Committee
MEMBERS	RESPONSIBILITIES
Emiliano Calemzuk (Chairman) Mario Vázquez Nicolás Aguzin
■  Recommending to our board for selection, nominees for election to our board;
■  Making recommendations to our board regarding the size and composition of the board, committee structure and membership and retirement procedures affecting board members;
■  Monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance;
■  Reviewing correspondence received from stockholders; and
■  Such other matters that are specifically delegated to the nominating and corporate governance committee by our board from time to time.

INDEPENDENCE
3 out of 3
MEETINGS IN 2022
2
ACTIONS BY UNANIMOUS WRITTEN CONSENT
1

Our board has adopted a written charter for our nominating and corporate governance committee, which is posted on our investor relations website at http://investor.mercadolibre.com. That charter requires the nominating and corporate governance committee to consider the desired composition of our board, including such factors as expertise and diversity, and our corporate governance guidelines provide that, in consideration of the composition of our board, diversity of backgrounds and expertise should be emphasized. See “Process for Director Nominations – Director diversity.”
Other Committees
The mergers and acquisitions committee reviews and assesses, and assists our board in reviewing and assessing, potential acquisitions, investments and dispositions. This committee is comprised of Ms. Susan Segal and Mr. Nicolás Aguzin.
Risk Oversight
Our board of directors, both directly and through its committees, provides various forms of risk oversight. As part of this process, the board seeks to identify, prioritize, source, manage and monitor our critical risks. To this end, our board periodically, and at least annually, reviews the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.
Board of Directors and its committees
(i) Board
The board has generally retained the primary risk oversight function and has an active role, both directly and also at the committee level, in overseeing management of our material risks. The board reviews information regarding our operations, strategic plans and financial position, as well as the risks associated with each on a quarterly basis. The board is also updated annually on climate-related risks and opportunities.
While each Board committee is responsible for evaluating certain risks and overseeing the management of such risks, in practice the entire board of directors is regularly informed about such risks through regular committee reports.
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Information on our Board of Directors and Corporate Governance
(ii) Audit Committee
The audit committee oversees the risk management framework, including risk assessment and risk management policies and procedures established by management to identify, evaluate, measure and manage existing and potential risks faced by the Company, including major financial, operational, privacy, security, cybersecurity, competition, regulatory, fraud and compliance risks.
This committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns related to those matters and any infringement of our Code of Conduct.
(iii) Compensation Committee
The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.
(iv) Nominating and Corporate Governance Committee
The nominating and corporate governance committee oversees the management of risks associated with the composition and independence of our board, our corporate governance policies and guidelines.
Management
(i) Risk Committee
The risk committee assists the board of directors (through the audit committee) in its function of monitoring and managing financial risks, non-financial risks and disruptive scenarios for the business continuity of the Company. Its scope is cross-functional, cross-businesses and cross-geographical.
This committee meets quarterly and is composed of the Chief Financial Officer (CFO), Fintech President, Commerce EVP and the heads of the following areas: Corporate Affairs, Risk & Compliance, Data Privacy, Information Security, Prevention of Money Laundering and Terrorism Financing, Legal & Government Relations, Fintech Product, Commerce Product and Technology Infrastructure.
(ii) Country risk committees
In compliance with local regulations (mainly related to our fintech business and/ or anti money laundering), we have set up country risk committees in Brazil, Mexico and Chile composed of senior management members of the respective country. Their scope is limited to country-specific risks and they meet quarterly. The issues discussed at country risk committees may, depending on their nature and their potential to impact other countries, be reported to the risk committee.
(iii) Risk & Compliance area
This area is responsible for implementing the overall risk management and ethics & compliance management system, and for advising the risk owner areas for its proper execution. The head of our risk & compliance area reports directly to the audit committee.
(iv) Areas involved in the oversight of specific risks
Certain key risks are overseen by specialized areas of the Company. This is the case with respect to cybersecurity risks (Information Security), antitrust and data privacy risks (Legal and Governmental Relations), environmental risks (Sustainability) and human capital risks (People), among others.
(v) Internal Audit
Our internal audit department It is responsible for monitoring and evaluating periodically the framework implemented for the Company's risk management.
MercadoLibre 2023 Proxy Statement	35

Information on our Board of Directors and Corporate Governance
Risk oversight processes
Our risk oversight processes are aligned with best practices established by COSO (Committee of Sponsoring Organizations of the Treadway Commission) and ISO 31,000, and are consistent with the corporate culture of Mercado Libre.
Every year, we
■
Evaluate the Company’s appetite for risk with respect to the categories defined in our risk catalog. The results of such evaluation impact the approach that the Company takes to identified risks (i.e., accept, avoid, transfer, or reduce).

■	Design our annual risk assessment plan to identify and assess risks resulting from:
i.	Changes to regulatory, economic, technological, and social context impacting our business (based on external expert information and/or advice).
ii.	Mercado Libre’s business plan (with special focus on new businesses, products, markets and/or processes, or changes to existing ones).
iii.	Senior management’s main concerns on new and/ or existing risks (captured through self-assessment questionnaires, interviews, surveys, workshops, management information and equivalent tools).
iv.	Incidents and losses that occurred during the past year.
v.	Risk assessment results of prior years.
vi.	Internal and/ or external audit reports.
■
Define the response to identified risks (inherent risks), according to a cost-benefit analysis and aimed at reaching the residual risk aligned with the level of risk that the Company is willing to accept (risk appetite).

■	Monitor the risk management process and follow up on the responses and action plans.
Quarterly,
■
The risk & compliance area informs the risk committee of the risks, responses, and established action plans resulting from the execution of the annual risk assessment plan. Likewise, it reports to the risk committee the evolution of mitigation plans and the need to define new action plans, if necessary.

■
The head of risk & compliance reports to the audit committee about any complaints and/ or concerns submitted through the whistleblower hotline in relation to accounting, internal control or auditing matters, and infringements to the Code of Conduct.

Periodically, the audit committee (directly and/ or through its chairman) is informed about major risk exposures, and the action plans taken to manage such exposures.
Board Effectiveness and Director Performance Reviews
It is important to us that our board and its committees are performing effectively and in the best interests of our Company and our stockholders. The board and each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. Our lead independent director follows up on this feedback and takes such further action with directors receiving comments and other directors as he deems appropriate.
Succession Planning
The board recognizes the importance of effective executive leadership to MercadoLibre’s success, and meets to discuss executive succession planning at least annually. As part of this process, our board reviews the capabilities of our senior leadership as set out in written succession planning documents and identifies and discusses potential successors for members of our executive team, including the chief executive officer. Our nominating and corporate governance committee leads the succession planning process for our chief executive officer and other senior officers and performs a similar analysis with respect to the rest of our board.
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Information on our Board of Directors and Corporate Governance
Outside Advisors
The board and each of its committees may retain outside advisors and consultants of their choosing at our expense. The board does not need to obtain management’s consent to retain outside advisors.
Directors Attendance at Meetings of our Board of Directors and Board Committees
Our board held four meetings and took three actions by written consent during the fiscal year ended December 31, 2022. All of our directors attended 75% or more of the aggregate of all meetings of the board of directors and the board committees on which they served during 2022.
Attendance at Annual Meetings
We do not have a policy regarding director attendance at annual meetings of our stockholders. Two members of our board of directors attended our 2022 Annual Meeting of Stockholders.
Formal Closed Sessions
At the conclusion of each regularly scheduled board meeting, the independent directors have the opportunity to meet without our management or the other directors. The lead independent director leads these discussions.
Stockholder Communications with our Board
Stockholders may communicate with our board, board committees or individual directors, including the lead independent director, c/o Corporate Secretary, WTC Free Zone Dr. Luis Bonavita 1294, Of. 1733, Tower II Montevideo, Uruguay, 11300. The nominating and corporate governance committee has delegated responsibility for initial review of stockholder communications to our head of Investor Relations. In accordance with the committee’s instructions, our investor relations team will summarize all correspondence and make it available to each member of our board. In addition, our head of Investor Relations will forward copies of all stockholder correspondence to each member of the nominating and corporate governance committee, except for communications that are (a) advertisements or promotional communications, (b) solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues or (c) clearly unrelated to our business, industry, management or board or committee matters.
MercadoLibre 2023 Proxy Statement	37

Information on our Board of Directors and Corporate Governance
Director Compensation
Director compensation is determined by our board following a recommendation from our compensation committee. Only the directors who our board determines to be independent directors receive compensation for their service.
On August 6, 2019, our board, upon the recommendation of the compensation committee, adopted a director compensation program that set compensation for our independent directors for service during the one year periods commencing at the Company’s annual shareholders’ meeting in 2019, 2020 and 2021. For 2021, each independent director received an annual cash retainer fee for board services and a grant of shares of restricted stock. The cash retainer fee consisted of a fixed cash payment of $72,000. The shares of restricted stock (“Shares”) had a value equal to $120,000, based on the market value of the Company’s stock on the date the Company repurchases shares of its common stock in connection with the anticipated delivery of Shares to its directors. The Shares are subject to forfeiture and transfer restrictions until the date of the annual shareholders’ meeting taking place in the year after which the independent director received such Shares. Additional annual cash retainer fees were paid to each individual serving the Board in one of the following capacities.
Lead independent director	$30,000
Audit committee chair	$21,913
Compensation committee chair	$21,913
Nominating and corporate governance committee chair	$15,000
The compensation committee reviews our director compensation policy every three years with the primary objective of matching compensation levels to the relative demands associated with serving on our board and its various committees. On August 2, 2022, the Board, upon the recommendation of our compensation committee, approved a director compensation program for our independent directors for service during the one year periods commencing at the Company’s annual shareholders’ meeting in 2022, 2023 and 2024. Under the terms of the director compensation program, for full each year of service each independent director will receive (i) a cash retainer fee of $72,000 and (ii) Shares having a value equal to $120,000, based on the market value of the Company’s stock as of the date of grant. The Shares shall be subject to forfeiture and transfer restrictions until the date of the annual shareholders’ meeting taking place in the year after the year of grant of such Shares. Additionally, the Board reapproved the additional annual cash retainer fees set forth above. Both the cash and equity-based compensation is subject to forfeiture in the event that any independent director does not complete the full year of service for which such compensation is due and shall be prorated for any independent director whose service did not commence at the Company’s annual shareholders’ meeting.
Directors who are not classified as independent directors by our board do not receive any compensation for their service as directors on our board. We reimburse our non-employee directors for travel and other reasonable out-of-pocket expenses incurred in attending meetings of our board and its committees.
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Information on our Board of Directors and Corporate Governance
The following table summarizes compensation earned by our non-employee directors for the fiscal year ended December 31, 2022. Mr. Nicolás Galperin receives no compensation for his service on the board, in accordance with our policy not to compensate non-independent directors, and is not included in this table.
NAME	FEES EARNED OR PAID IN CASH(1)	STOCK AWARDS(2)	TOTAL
Alejandro Nicolás Aguzin	$72,381	$119,619	$192,000
Emiliano Calemzuk	139,294	119,619	258,913
Henrique Dubugras	72,381	119,619	192,000
Andrea Mayumi Petroni Merhy(3)	36,224	59,776	96,000
Richard Sanders(4)	60,186	98,937	159,123
Susan Segal	72,381	119,619	192,000
Mario Eduardo Vázquez	94,294	119,619	213,913
Roberto Balls Sallouti(5)	36,157	59,843	96,000
Total	$583,298	$816,651	$1,399,949
1.
The amounts in this column include all fees earned for fiscal year 2022, as described above, and additional cash retainers for committee chairs and the lead independent director. As a result, the amounts include (i) the portion of the fees earned under the 2022 Director Compensation Program for the period June to December, 2022 and (ii) the portion of the fees earned under the 2021 Director Compensation Program for the period January to June, 2022.

2.
The amounts in this column include the fair value at the grant dates for stock awards earned during the fiscal year 2022, calculated in accordance with FASB ASC Topic 718. Under the terms of the Director Compensation Program, fair value means (i) the closing price of the shares as listed on NASDAQ (or other national exchange on which such shares may be publicly traded) or (ii) in the absence of an established market for the shares, the fair market value determined in good faith by the Board or a committee appointed by the Board to administer the plan.

3.	Ms. Andrea Mayumi Petroni Merhy was nominated and elected as a Class III director of our Company at the 2022 Annual Meeting.
4.
On February 9, 2022, the board unanimously approved the appointment of Mr. Richard Sanders as a Class II director of the Company, to serve from February 9, 2022 until the Company’s 2022 Annual Meeting of Stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Richard Sanders was nominated and re-elected as a Class II director at the 2022 Annual Meeting.

5.	Mr. Balls Sallouti relinquished his position at the end of his term, which coincided with the date of the 2022 Annual Meeting.
MercadoLibre 2023 Proxy Statement	39

Additional Governance Matters
Code of Ethics
Our board has adopted a code of ethics that applies to our officers, directors and employees. Among other matters, our code of ethics is designed to deter wrongdoing and to promote:
■	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
■	full, fair, accurate, timely and understandable disclosure in our SEC filings and other public communications;
■	compliance with applicable governmental laws, rules and regulations;
■	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
■	accountability for adherence to the code.
On February 21, 2023 our Board of Directors approved an updated version of our Code. This version maintains substantially the same provisions as the former, but expressed in plain language, with concrete examples and in a friendly visual design that facilitates its understanding by our teams. It also includes specific references to ESG matters, trade compliance and human rights, and sets forth particular provisions addressed to handle new realities, such as a hybrid work environment.
We are carrying out internal processes to obtain each of our employees’ formal acceptance of this new version of the Code and we are designing a new mandatory online training to ensure employees are aware of the new Code and related enforcement processes.
Our audit committee must approve any waiver of the code of ethics for our executive officers or directors, and any waiver shall be promptly disclosed. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the code of ethics applicable to our chief executive officer and chief financial officer by posting the required information on our investor relations section of our website at http://investor.mercadolibre.com.
Transparency
We believe it is important that our stockholders understand our governance practices. In order to help ensure the transparency of our practices, we have posted information regarding our corporate governance procedures on our investor relations website at http://investor.mercadolibre.com.
Corporate Hotline
We have an anonymous and confidential whistleblower hotline for employees and third parties to report illegal or non- ethical behaviors. Complaints received through the hotline are analyzed and investigated by a compliance team appointed by the Head of Risk and Compliance to that effect. If the investigation confirms any wrongdoing, a report is issued to Management with a recommendation of corrective actions that aim to remedy the situation and/or identify and control any other irregularities. The Company’s Management then considers the recommendations in the report and implements steps to remediate.
Director Independence and Family Relationships
NASDAQ rules require listed companies to have a board of directors with at least a majority of independent directors. Under NASDAQ’s rules, in order for a director to be deemed independent, our board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as a director of our Company. As part of our corporate governance guidelines, our board has adopted guidelines setting forth categories of relationships that it has deemed material for purposes of making a determination regarding a director’s independence. On an annual basis, each member of our board is required to complete a questionnaire designed to provide information to assist our board in determining whether the director is independent under NASDAQ rules and our corporate governance guidelines. Our board has determined that each of Messrs. Calemzuk, Vázquez, Aguzin, Dubugras, Sanders, and Mses. Segal and Petroni, is independent
40	MercadoLibre 2023 Proxy Statement

Additional Governance Matters
under the listing standards of NASDAQ and our corporate governance guidelines. Our governance guidelines require any director who has previously been determined to be independent to inform the chairman of our board and our corporate secretary of any change in circumstance that may cause his or her status as an independent director to change.
Other than our chief executive officer and Mr. Nicolás Galperin, who are brothers, there are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.
Conflicts of Interest
We expect our directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. MercadoLibre’s credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee. In order to better protect MercadoLibre and its stockholders, we periodically review our code of ethics to ensure that it provides clear guidance to our directors, executives and employees.
Anti-hedging and anti-pledging policies and practices
Our directors and employees (including officers) and any of their designees are prohibited from engaging in hedging transactions with respect to Company securities, through the use of derivative instruments or through the establishment of a short position in the Company’s securities. In addition, directors and employees (including officers) and any of their designees are discouraged through Company practice from pledging Company securities as collateral for a loan or from holding Company securities in a margin account.
Certain Relationships and related transactions
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the fullest extent permitted by Delaware law.
Review, Approval or Ratification of Transactions with Related Parties
The board has delegated to the audit committee the responsibility to review and approve all transactions or series of transactions in which we or a subsidiary is a participant, the amount involved exceeds $120,000 and a “related person” (as defined in Item 404 of Regulation S-K) has a direct or indirect material interest. As set forth in the audit committee charter, transactions that fall within this definition will be referred to the audit committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve the transaction and will approve only those transactions that are in the best interests of our Company.
MercadoLibre 2023 Proxy Statement	41

Executive Officers
Our executive officers serve at the discretion of our board, and serve until their successors are elected and qualified or until their earlier death, resignation or removal. The following table contains information regarding our executive officers as of April 28, 2023.
NAME	AGE	POSITION
Marcos Galperin	51	Chairman of the Board, President and Chief Executive Officer
Pedro Arnt	49	Executive Vice President and Chief Financial Officer
Ariel Szarfsztejn	41	Executive Vice President - Commerce
Osvaldo Giménez	53	Fintech President
Daniel Rabinovich	45	Executive Vice President and Chief Operating Officer
Marcelo Melamud	52	Senior Vice President and Chief Accounting Officer
Juan Martín de la Serna	56	Executive Vice President - Corporate Affairs
For biographical information on our chief executive officer, please see the biographical description provided above under the caption “Information on Our Board of Directors and Corporate Governance.”

Pedro Arnt has served as our financial officer since June 1, 2011. Prior to his appointment as chief financial officer, Mr. Arnt served in various capacities since joining MercadoLibre in December 1999. He initially led the business development and marketing teams as vice president, and later managed our customer service operations. He then held the position of vice president of strategic planning, treasury and investor relations, actively participating in our transition from a private to a public company, and playing an important role in capital markets, corporate finance, strategic planning and treasury initiatives. Prior to joining MercadoLibre, Mr. Arnt worked for The Boston Consulting Group. Mr. Arnt also currently serves as a director and a member of the Audit Committee of Allegro.eu (Poland’s largest online marketplace) and as a director and co-chief executive officer of MELI Kaszek Pioneer Corporation (NASDAQ: MEKA). He is a Brazilian citizen and holds a bachelor’s degree, magna cum laude, from Haverford College and a master’s degree from the University of Oxford.

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Executive Officers

Ariel Szarfsztejn has served as an Executive Vice President of Commerce since January 2022. He joined Mercado Libre in 2017 as Vice President of Strategy and Corporate Development. Then, from 2018 to 2020 he was Vice President of Mercado Envios, and from 2020 to 2021 Senior Vice President and head of Mercado Envios. Before joining Mercado Libre, Mr. Szarfsztejn worked at Despegar (NYSE: DESP) where he was responsible for managing the hotels business unit. Prior to that, he spent several years leading strategy consulting projects for Boston Consulting Group in Latin America. Mr. Szarfsztejn holds a Cum-Laude Degree in Economics from University of Buenos Aires and has an MBA from the Stanford University Graduate School of Business.

Osvaldo Giménez has been our Fintech President since August 2020. Prior to this appointment, he was responsible for MercadoPago operations, a position to which he was appointed in February 2004. Mr. Giménez joined MercadoLibre in January 2000 as country manager of Argentina and Chile. Before joining us, Mr. Giménez was an associate in Booz Allen and Hamilton and worked for Santander Investments in New York. Mr. Giménez also currently serves as a special advisor in MELI Kaszek Pioneer Corporation (NASDAQ: MEKA). He received a master’s in business administration from Stanford University and graduated from Buenos Aires Technological Institute with a bachelor’s degree in industrial engineering.

Daniel Rabinovich has been our Chief Operating Officer since August 2020. Prior to this appointment, from 2019 until August 2020, Mr. Rabinovich was our Chief Operating Officer (Product & Technology), and prior to that he served as our Chief Technology Officer, a position to which he was appointed in January 2011. Before his appointment as Chief Technology Officer, Mr. Rabinovich served as our vice president of product development since January 2009, having joined MercadoLibre in March 2000 as an application architect. Before joining us, he worked in the application architecture team at PeopleSoft. Mr. Rabinovich also currently serves as a special advisor in MELI Kaszek Pioneer Corporation (NASDAQ: MEKA). He holds a master’s degree in Technological Services Management from the Universidad de San Andres and graduated with honors from the University of Buenos Aires with a degree in information systems.

MercadoLibre 2023 Proxy Statement	43

Executive Officers

Marcelo Melamud is a senior vice president and has served as our chief accounting officer since August 2008. Prior to this appointment, Mr. Melamud served as our vice president— administration and control, a position to which was appointed in April 2008. From July 2004 through March 2008, he served as the director of finance of MDM Hotel Group, a developer, owner and operator of Marriott branded hotels in Miami, Florida. From July 1998 through July 2004, Mr. Melamud worked in various finance roles for Fidelity Investments, a provider of investment products and services. During his work at Fidelity Investments, Mr. Melamud served as the director of finance of the World Trade Center Boston/Seaport Hotel and he also served as the director of finance of MetroRed Telecom Group Ltd., a fiber-optic telecommunication provider of data, value added and hosting services within Latin America. Mr. Melamud received his master’s in business administration from the Olin Graduate School of Business at Babson College and is a certified public accountant in Argentina.

Juan Martin de la Serna is an Executive Vice President in charge of Corporate Affairs and is Argentina’s President since 2020. Prior To this appointment, he served as Business Development Manager from 1999 until 2001, Head of Category Management from 2001 to 2004, Country Manager responsible for overseeing the Company's operations in Argentina, Uruguay, Ecuador, Perú, Costa Rica, Panamá and Dominican Republic from 2004 to 2012 and Senior Vice President of Mercado Envíos from 2012 to 2020. Before joining us, Mr. de la Serna worked in financial markets for more than 10 years. He was also President of the Argentina Chamber of Commerce (Cámara Argentina de Comercio Electrónico) (CACE) in 2009. Mr. de la Serna graduated from the University of Buenos Aires with a degree in economics.

44	MercadoLibre 2023 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of our common stock with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon review of the copies of such reports furnished to us or prepared by us and written representations that no other such reports were required, we believe that during the period from January 1, 2022 through December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were complied with on a timely basis. For the period from January 1, 2023 through the date of this proxy statement, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% beneficial owners have been complied with on a timely basis with the exception of one report concerning one transaction for Susan Segal, which was reported on a late Form 4 filed on April 7, 2023.
MercadoLibre 2023 Proxy Statement	45

Beneficial Ownership of Our Common Stock
The following tables set forth information, as of April 11, 2023, regarding the beneficial ownership of our common stock. This information is based solely on SEC filings made by the individuals and entities by that date and upon information submitted to us by our directors, director nominee and executive officers, and includes:
■	each person that is known by us to be a beneficial owner of more than 5% of our outstanding equity securities;
■	each of our named executive officers;
■	each of our directors and our director nominee; and
■	all directors and executive officers as a group.
Except as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares shown as beneficially owned by the stockholder. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this proxy statement are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o MercadoLibre, Inc., WTC Free Zone Dr. Luis Bonavita 1294, Of. 1733, Tower II Montevideo, Uruguay, 11300.
	TOTAL COMMON STOCK(1)
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
Five percent stockholders(1):
Baillie Gifford & Co.(2)	6,125,300	12.20%
Galperin Trust(3)	3,800,000	7.57%
Capital Research Global Investors(4)	2,871,662	5.72%
Morgan Stanley(5)	2,563,574	5.11%
Directors and executive officers:
Marcos Galperin	—	—
Pedro Arnt	19,129	*
Ariel Szarfsztejn(6)	76	*
Daniel Rabinovich	—	—
Osvaldo Giménez	18,385	*
Juan Martín de la Serna	200	*
Marcelo Melamud	55	*
Emiliano Calemzuk(7)(8)	285	*
Nicolás Galperin	—	—
Richard Sanders(7)(9)	177	*
Susan Segal(7)	546	*
Mario Vázquez(7)	2,872	*
Alejandro Nicolás Aguzin(7)	4,518	*
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Beneficial Ownership of Our Common Stock
	TOTAL COMMON STOCK(1)
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
Henrique Dubugras(7)(10)	1,048	*
Andrea Mayumi Petroni Merhy(7)	115	*
All directors and executive officers as a group (15 persons)	47,406	*
*	Indicates less than 1% ownership
1.	Based on an aggregate amount of 50,207,607- shares of our common stock issued and outstanding as of April 11, 2023.
2.
According to a Schedule 13G/A filed on January 20, 2023 by Baillie Gifford & Co., Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, Scotland, UK (“Baillie Gifford”), a non-U.S. institution, Baillie Gifford is the beneficial owner of 6,125,300 shares of our common stock. Baillie Gifford has sole voting power over 4,909,232 shares of our common stock and sole dispositive power over 6,125,300 shares of our common stock. Securities reported on the Schedule 13G/A as being beneficially owned by Baillie Gifford are held by Baillie Gifford and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients.

3.
According to a Schedule 13G/A filed on February 13, 2023 jointly by the Galperin Trust, Rue du Rhône 118, 1204, Geneva, Switzerland (the “Trust”), Meliga No. 1 Limited Partnership (“Meliga LP”) and Volorama Stichting (each a “Reporting Person”), each Reporting Person is the beneficial owner of 3,800,000 shares of our common stock, resulting from gifts to the Trust of an aggregate of 4,253,225 shares of common stock by Marcos Galperin and his spouse (collectively, the “Settlors”) in connection with an estate planning transaction. Meliga LP sold 253,225 and 100,000 shares of Common Stock on August 5, 2016 and on December 9, 2020, respectively. Between May 19, 2022 and June 29, 2022, Meliga LP sold an additional 100,000 shares of Common Stock. The Trust is an irrevocable trust formed under New Zealand law by the Settlors that was established for the benefit of Mr. Galperin’s children and parents and certain charitable organizations. Intertrust Suisse Trustee GMBH (the “Trustee”) acted as the independent trustee of the Trust until December 19, 2022. As of December 19, 2022, Corpag Services (Switzerland) S.A. (the “Trustee”) acts as the independent trustee of the Trust. As part of the estate planning transactions, the Trust concurrently transferred the Galperin Trust Shares to Meliga LP, a New Zealand limited partnership in which the Trust owns an approximately 99.999% limited partnership interest. Volorama Stichting, a Dutch foundation based in Amsterdam, The Netherlands, serves as the general partner (the “General Partner”) of Meliga LP. Pursuant to the limited partnership agreement of Meliga LP, the Galperin Trust Shares may not be voted or disposed of without the approval of the Trust (as limited partner) and the General Partner. In addition, pursuant to the settlement deed of the Trust, the Trustee is required to obtain the majority approval of a protective committee comprised of three individuals prior to taking any action with respect to voting or disposing of any of the Galperin Trust Shares. The Trust and Volorama Stichting each have shared voting power over 3,800,000 shares of our common stock and shared dispositive power over 3,800,000 shares of our common stock, and Meliga LP has shared voting power over 3,800,000 shares of our common stock and sole dispositive power over shares of our common stock.

4.
According to a Schedule 13G/A filed on February 13, 2023 by Capital Research Global Investors, 333 South Hope Street, 55th Fl, Los Angeles, California 90071 (“Capital Research”), an investment adviser registered under Section 240.13d-1(b)(1)(ii)(E)of the Investment Advisers Act of 1940, Capital Research is the beneficial owner of 2,871,662 shares of our common stock. Capital Research has sole voting power over 2,866,040 shares of our common stock and sole dispositive power over 2,871,662 shares of our common stock. Capital Research Global Investors is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K. and Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). Capital Research divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.”

5.
According to a Schedule 13G filed on February 9, 2023 by Morgan Stanley, 1585 Broadway New York, NY 10036, Delaware, a parent holding company or control person in accordance with Section 240.13d-1(b)(1)(ii)(G), Morgan Stanley is the beneficial owner of 2,563,574 shares of our common stock. Morgan Stanley has share voting power over 2,308,281 shares of our common stock and share dispositive power over 2,562,505 shares of our common stock.

6.	Includes one share of common stock in the form of 60 MercadoLibre, Inc. CEDEARs.
7.	Includes 115 shares of common stock, subject to forfeiture and transfer restrictions until the 2023 Annual Meeting of the shareholders of MercadoLibre, Inc.
8.	Includes 170 shares of common stock owned indirectly through a retirement account.
9.	Includes 62 shares of common stock, subject to forfeiture and transfer restrictions until the 2023 Annual Meeting of the shareholders of MercadoLibre, Inc.
10.	Includes 845 shares held indirectly through TDB Capital LLC.
MercadoLibre 2023 Proxy Statement	47

Executive Compensation
Compensation Discussion and Analysis
In this section, we describe and discuss our executive compensation program, including our philosophy to align our executive officers’ incentive compensation with stockholder value creation, the material elements of and total compensation paid to each of our named executive officers in 2022 and the processes used by our compensation committee when making compensation decisions.
The named executive officers in this proxy statement are:
■	Marcos Galperin, President and Chief Executive Officer
■	Pedro Arnt, Executive Vice President and Chief Financial Officer
■	Juan Martin de la Serna, Executive Vice President – Corporate Affairs
■	Osvaldo Giménez, Fintech President
■	Daniel Rabinovich, Executive Vice President and Chief Operating Officer
The Executive Summary below provides an overview of our performance during 2022 and its correlation to our compensation decisions and practices.
Executive Summary
EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY AND OBJECTIVES
We operate in a rapidly evolving and highly competitive market that requires a highly qualified executive management team with strong operational skills. Our executive compensation philosophy is designed to align the compensation of our named executive officers with our business objectives and reward performance over both the short and long term. In evaluating the individual components of overall compensation for each of our named executive officers, the compensation committee reviews not only the individual elements of compensation, but also total compensation. By design, a significant portion of the compensation awarded under our executive compensation program is contingent upon Company performance, in the case of our president and chief executive officer, and both individual and Company performance, in the case of our other named executive officers. The committee remains committed to this philosophy of pay-for-performance and will continue to review executive compensation programs for the best methods to promote stockholder value through employee incentives.
We are committed to providing an executive compensation program that supports the following goals and philosophies:
■	aligning our management team’s interests with stockholders’ expectations;
■	effectively compensating our management team for actual performance over the short and long term;
■	attracting and retaining an experienced and effective management team;
■
motivating and rewarding our management team to produce growth and performance for our stockholders that is sustainable and consistent with prudent risk-taking and based on sound corporate governance practices; and

■	providing market competitive levels of target (i.e., opportunity) compensation.
CONSIDERATION OF 2022 STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION
At the 2022 Annual Meeting of Stockholders, stockholders approved our 2021 advisory vote on executive compensation with approximately 86.14% of the votes cast in favor. We believe that strong support of our stockholders for the 2021 say-on-pay vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. In the future, we will continue to consider the outcome of our say-on-pay votes and other stockholder feedback when making compensation decisions regarding our named executive officers.
48	MercadoLibre 2023 Proxy Statement

Executive Compensation
STRUCTURE OF OUR 2022 EXECUTIVE COMPENSATION PROGRAM
As discussed in more detail below, our 2022 executive compensation program is comprised of three different compensation elements:
ELEMENT OF PAY	DESCRIPTION OF ELEMENT
Base Salary	Annual fixed cash compensation established based on the scope of the responsibilities and individual experience of our named executive officers, taking into account competitive market compensation.
Annual Bonus	Annual cash bonuses to compensate named executive officers for achieving short-term financial and operational goals during the preceding fiscal year.
Long-Term Retention Plan Bonus (“LTRP”)
Long-term cash incentive paid over a six-year period through annual fixed payments as well as annual variable payments that depend on the value of our stock over the six-year period over which the bonus is paid.

HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PROGRAM IN 2022
In making its compensation decisions for the 2022 performance year, the compensation committee recognized our Company’s 2022 results and the contributions and accomplishments of the named executive officers to our continuing growth story. The following is a summary of the highlights of our 2022 executive compensation program:
■
Base salary represents a relatively small percentage of total direct compensation for our named executive officers, with a significant portion of our named executive officers’ compensation based on the Company’s demonstrated performance. As illustrated below, 94.9% of our chief executive officer’s total target direct compensation for our 2022 fiscal year was performance based and 80.9% of our other named executive officers’ average total target direct compensation was performance based.

■
A portion of the compensation awarded under our 2022 executive compensation program is contingent upon both individual and Company performance, with respect to our named executive officers. In 2022, subject to satisfaction of the Minimum Eligibility Conditions (described under “2022 Annual Bonus Performance Elements” below), the total amount of our chief executive officer’s annual bonus was based on pre-determined Company performance criteria. For each of our other named executive officers, subject to satisfaction of the Minimum Eligibility Conditions, the cash award was partially based on pre-determined Company performance criteria and partially based on qualitative assessment of individual performance.

■
The bonuses granted to our named executive officers under our 2022 LTRP are paid out over a period of six years and subject to forfeiture if a named executive officer retires, resigns or terminates his employment for any reason, or if a named executive officer takes certain specified actions that could adversely affect our business. In addition, 50% of the cash payable under the 2022 LTRP will move in tandem with increases or decreases in our stock price during the six year period over which the bonus is paid.

■	We continue to provide no executive perquisites.
MercadoLibre 2023 Proxy Statement	49

Executive Compensation
How Compensation Decisions are Made
ROLE OF THE COMPENSATION COMMITTEE
Our compensation committee reviews and sets all compensation programs applicable to our executive officers and directors, our overall compensation strategy for all employees, and the specific compensation of our executive officers on an annual basis. In the course of this review, the compensation committee considers our current compensation programs and whether to modify them or introduce new programs or elements of compensation in order to better meet our overall compensation objectives. The compensation committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants), as the committee deems appropriate. Our compensation committee has, from time to time, engaged compensation consultants to assist the compensation committee in reviewing and developing recommendations related to fixed and performance-based compensation for our named executive officers as well as the market terms for our LTRP agreements.
ROLE OF EXECUTIVE OFFICERS AND CONSULTANTS
While the compensation committee determines our overall compensation philosophy and sets the compensation of our executive officers, it looks to our chief executive officer and the senior vice president of human resources and the compensation consultants retained by the committee, if any, to work within the compensation philosophy to make recommendations to the compensation committee with respect to both overall guidelines and specific compensation decisions. Each of our chief executive officer and our senior vice president of human resources provides the board and the compensation committee with their perspectives on the performance of our executive officers as part of the annual personnel review and succession planning discussions, and recommends to the compensation committee specific salary amounts for executive officers, other than the chief executive officer, and recommendations on other compensation programs, which the compensation committee considers before making final compensation determinations. Our senior vice president of human resources works closely with the chairman of our compensation committee and attends certain compensation committee meetings to provide perspectives on the competitive landscape and the needs of the business, information regarding our performance, and technical advice.
The compensation committee establishes compensation levels for our chief executive officer on its own or in consultation with the compensation consultants it retains, if any, and our chief executive officer is not present during any of these discussions.
COMPETITIVE CONSIDERATIONS
To set total compensation guidelines, the compensation committee reviews market data of companies against which the compensation committee believes our Company competes for executive talent. The committee believes that it is necessary to consider this market data in making compensation decisions in order to attract and retain top-notch executive talent.
With the aim of gaining accuracy in our process of compensation benchmarking, in 2020, we revisited and introduced some minor changes to our previous compensation peer group based on public information available about both size of revenues and market capitalization of each selected company, resulting in a list of companies that we considered when analyzing and making decisions relating to our 2020 compensation process. We continued to look to the same companies with respect to our 2022 compensation process. The companies include: Facset, Twitter, IBM, eBay, NortonLifeLock, Block, Fiserv, Activision Blizzard, Service Now, Citrix Systems, Intuit, Vmware, Verizon, NetApp, Workday, Electronic Arts and Booking Holdings.
We also participate and analyze different surveys of market compensation practices in our industry and broadly across all industries. To determine 2022 executive officer compensation, our compensation committee takes into consideration information about compensation peers and market survey to craft competitive compensation packages appropriate for our particular executives.
Elements of Compensation
The following table summarizes the various elements of compensation paid to our named executive officers, in each of 2022, 2021 and 2020. Due to the SEC’s reporting requirements, the information set forth in the table below may not correspond with the amounts included in the table under the caption “Summary Compensation Table” below. However, we believe the following summary to be a more accurate reflection of the compensation actually paid in each of these years to our named executive officers.
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Executive Compensation
ELEMENTS OF COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS IN 2022, 2021 AND 2020
IN U.S. DOLLARS	YEAR	BASE SALARY ($)(1)	ANNUAL BONUS ($)(1)(2)(3)	LONG TERM RETENTION PLANS (CASH)(4)								TOTAL ($)(*)
				2015 ($)	2016 ($)	2017 ($)	2018 ($)	2019 ($)	2020 ($)(2)	2021 $	2022 $
Marcos Galperin President and CEO	2022	448,824	218,958	—	—	3,177,806	—	1,919,710	1,333,174	829,312	838,316	8,766,100
	2021	400,146	343,232	—	6,707,822	4,696,339	—	2,716,874	1,798,279	1,009,162	—	17,671,854
	2020	350,973	264,355	6,067,354	6,883,905	4,815,408	—	2,779,380	1,834,748	—	—	22,996,123
Pedro Arnt Executive VP and CFO	2022	439,764	141,857	—	—	598,537	—	498,408	346,128	215,312	232,123	2,472,129
	2021	369,264	190,033	—	1,263,413	884,552	—	705,374	—	262,006	—	3,674,642
	2020	324,904	78,335	1,142,782	1,296,578	906,979	—	721,602	—	—	—	4,471,180
Osvaldo Giménez Fintech President	2022	450,314	145,260	—	—	668,010	—	499,826	347,113	324,183	327,703	2,762,409
	2021	378,123	253,682	—	1,263,413	987,223	—	707,381	468,210	394,487	—	4,452,519
	2020	337,485	82,115	1,142,782	1,296,578	1,012,253	—	723,655	—	—	—	4,594,868
Daniel Rabinovich Executive VP and COO	2022	537,875	224,789	—	—	801,613	—	498,408	346,128	270,152	300,394	2,979,359
	2021	433,989	274,635	—	1,692,071	1,184,668	—	705,374	466,882	328,739	—	5,086,358
	2020	328,227	235,492	1,530,511	1,736,489	1,214,703	—	721,602	476,350	—	—	6,243,374
Juan Martín de la Serna Executive VP Corporate Affairs	2022	499,899	208,917	—	—	160,323	214,062	209,953	325,716	202,614	232,123	2,053,607
*	The table above may not total due to rounding.
1.
Base salaries in respect of fiscal year 2022 are paid in U.S dollars for Mr. Galperin, in Argentine pesos for Messrs. Rabinovich and de la Serna and in Uruguayan pesos for Messrs. Giménez and Arnt. Base salaries that are paid in Argentina pesos or Uruguayan Pesos are disclosed above in U.S. dollars in each case, at the average exchange rate for each month of the year ended December 31, 2022. Mr. Galperin’s base salary is calculated considering a fixed amount in Uruguayan Pesos and then converted into U.S. dollars at the exchange rate of the monthly payroll calculation date. Annual Bonuses in respect of fiscal year 2022 are paid in U.S. dollars for Mr. Galperin, in Argentine pesos for Messrs Rabinovich and de la Serna and in Uruguayan Pesos for Mr. Arnt and Giménez. Except for Mr. Galperin whose annual bonus is calculated considering a fixed amount in Uruguayan Pesos and then converted into U.S. dollars at the exchange rate of the payroll calculation date and then paid in U.S. dollar, annual bonuses are disclosed above in U.S. dollars in each case, at the average exchange rate for the month of December, 2022.

2.
2020 Annual Bonus and portions of 2020 LTRP were cancelled for Mr. Arnt and Mr. Giménez due to the incident with an unaffiliated entity mentioned and described in our Annual Report on Form 10-K filed on March 1, 2021. A penalty was applied to Mr. Arnt canceling the 2020 Annual Bonus and the 1st and 2nd tranches of 2020 LTRP and to Mr. Giménez canceling the 2020 Annual Bonus and 1st tranche of 2020 LTRP.

3.
For 2021 and 2020, Annual Bonus column includes the transition bonus approved by the Board on March 29, 2019, which was intended to fill a one-time gap in the total pay package that arose from the rebalancing that shifted a significant portion of the executive officers’ total pay package from the Company’s annual incentive plan to its long-term retention plans. Transition bonus were paid in U.S. dollars.

4.	For a description of our LTRPs, as defined below, see “—Elements of Compensation—Long-Term Retention Plans” and “—Prior Long-Term Retention Plans” below. LTRP awards are paid in U.S. dollars.
BASE SALARY
Base salaries for our named executive officers are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by the above peer companies for similar positions. Base salaries are reviewed at least annually for merit increases and cost of living adjustments, and adjusted from time to time to realign salaries with market levels based on the peer review and after taking into account individual responsibilities, performance and experience.
In reviewing base salaries for 2022, the compensation committee considered the comparative market data previously mentioned. The committee believes that each named executive officer’s salary level is appropriate in light of his roles and responsibilities within our Company.
MercadoLibre 2023 Proxy Statement	51

Executive Compensation
ANNUAL BONUS
In addition to base salaries, each of our named executive officers is eligible to receive annual cash bonuses. The compensation committee uses annual cash bonuses to compensate named executive officers for achieving short-term financial and operational goals and, in the case of our named executive officers other than our president and chief executive officer, for achieving individual annual performance objectives during the preceding fiscal year. These objectives are generally established in the first half of the year and vary depending on the individual named executive officer, but relate generally to financial and operational targets as well as a cultural alignment assessment carried out by the chief executive officer for the rest of the named executive officers. If established objective thresholds for the annual corporate performance period are not met, the executive does not receive a bonus under our annual cash bonus program for the year. After the end of each fiscal year, our actual corporate performance is compared to the pre-determined objectives established by our board of directors during the prior year and an individual performance multiplier is applied to determine the annual cash bonus award payout.
For 2022, the compensation committee selected the following as the corporate performance (the “Consolidated Corporate Performance”) measures:
■
Net revenues - adjusted, defined as our net revenues for 2022 net of the transportation costs charged by third-party carriers, including those charges presented in gross basis, in each case, excluding Venezuela net revenues. This metric is measured in constant dollars;

■	Income from operations, defined as our income from operations in 2022. This metric is measured in constant dollars;
■
Total payment volume - adjusted, defined as the number of transactions paid for using Mercado Pago, including only On Platform, Online Payments Aggregator, Wallet, Point, Credit Card and Prepaid transactions. This metric is measured in constant dollars; and

■
Competitive NPS, which stands for Net Promoter Score and is defined as a metric of our Commerce and Fintech customers’ satisfaction, calculated as the percentage of promoters (customers who would likely recommend Mercado Libre ) minus the percentage of detractors (customers who would not likely recommend Mercado Libre). This metric is measured by renowned independent market research consultants (Ipsos, Megaresearch and Netquest), through anonymous surveys that compare Mercado Libre with its main competitors in each country.

The Consolidated Corporate Performance measure is calculated as a weighted average of the financial metrics described above (as set forth below in “Weighting of 2022 Annual Bonus Performance Measures”), which are converted from the local currency into U.S. dollars at the previous year’s applicable exchange rate, in order to mitigate the impact of fluctuations in local currencies on the Company’s operational performance.
The following changes were made between the 2021 and 2022 measures:
■	Increase weight for Income from operations metric from 25% to 35% (then reducing Net Revenues-adjusted weight from 50% to 40%).
■	Remove Percentage of weighted Shipping lead time in less than 2 days metric and increase weight of Competitive NPS metric from 10% to 15%.
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Executive Compensation
WEIGHTING OF 2022 ANNUAL BONUS PERFORMANCE MEASURES
The following table describes the components of each named executive officer’s 2022 annual bonus and the percentage weight of each element:
CONSOLIDATED PERFORMANCE— CONSTANT DOLLARS(1)	MARCOS GALPERIN	PEDRO ARNT	JUAN MARTÍN DE LA SERNA	OSVALDO GIMÉNEZ	DANIEL RABINOVICH
Net Revenues - adjusted	40.0%	40.0%	40.0%	40.0%	40.0%
Income from operations	35.0%	35.0%	35.0%	35.0%	35.0%
Total Payment Volume	10.0%	10.0%	10.0%	10.0%	10.0%
Competitive NPS	15.0%	15.0%	15.0%	15.0%	15.0%
Overall Performance(2)	100.0%	100.0%	100.0%	100.0%	100.0%
Individual Performance Multiplier(3)
Above Expectations	1.5	1.5	1.5	1.5	1.5
Meet Expectations	1.0	1.0	1.0	1.0	1.0
Below Expectations	0.5	0.5	0.5	0.5	0.5
1.
Constant Dollars: financial metrics translated to U.S. dollars at the previous year’s applicable exchange rate, which is intended to isolate the operational performance from fluctuations in local currencies.

2.	Overall Performance for our named executive officers is equal to the Weighted Average for the Consolidated Performance—Constant Dollars.
3.	Individual Performance Multiplier is set as a multiplier for the annual bonus for each executive officer based on the qualitative assessment of individual performance for the 2022 fiscal year.
2022 ANNUAL BONUS PERFORMANCE ELEMENTS
The following table sets forth the target levels for the various performance metrics (the “Minimum Eligibility Conditions”) included in the Company performance goals for 2022 and actual performance realized against those targets:
METRICS	2022 ACTUAL (IN MM)	2022 TARGET (IN MM)	MINIMUM ACHIEVEMENT AS PERCENTAGE OF TARGET(1)	ACTUAL % OF OBJECTIVE(2)
Consolidated Performance—Constant Dollars
Net Revenues - adjusted	11,154.1	11,331.8	80.3%	98.4%
Income from operations	1,119	747.9	75.0%	120.0%
Total Payment Volume - adjusted	140,379.5	124,206.8	80.4%	113.0%
Competitive NPS	61.7%	65.6%	95.0%	94.1%
Weighted Average - Overall Performance			80.7%	106.8%
Individual Performance Multiplier
Messrs. Arnt and Giménez				1.0
Messrs. Galperin, Rabinovich and de la Serna				1.5
1.
The minimum weighted average as percentage of target to meet the Minimum Eligibility Conditions was established at 80.7%. The minimum achievement for Net Revenues – adjusted and Total Payment Volumes - adjusted is set as the midpoint between 2021 achievements and 2022 targets, for Income from operations is set considering a maximum deviation of 1.5% of Net Revenues - adjusted that equals 75% accomplishment and for NPS it is set at 95%.

2.
Percentage of target cannot be higher than 120% to limit the subsidy of over-performing to underperforming metrics. Weighted Average - Overall Performance cannot be higher than 110% and for payment purposes is capped at 100%.

MercadoLibre 2023 Proxy Statement	53

Executive Compensation
LONG-TERM RETENTION PLANS
2022 LONG-TERM RETENTION PLAN
The compensation committee makes annual grants of long-term incentive awards to focus its executives on the Company’s long-term goals, in particular its share growth. The LTRP is designed to assist us in the retention of key employees that have valuable industry experience and developed competencies. Subject to continued employment through each payment date, the LTRP is paid as follows:
■	a cash payment equal to 16.66% of half of his 2022 LTRP bonus once a year for a period of six years, (the “Annual Fixed Payment”); and
■
on each date our Company pays the Annual Fixed Payment to the named executive officer, he will also receive a cash payment equal to the product of (i) 16.66 % of half of the applicable 2022 LTRP bonus and (ii) the quotient of (a) the Applicable Year Stock Price (as defined below) over (b) $1,391.81, the average closing price of our common stock on the NASDAQ during the final 60 trading days of 2021. For purposes of the 2022 LTRP, the “Applicable Year Stock Price” is the average closing price of our common stock on the NASDAQ during the final 60 trading days of the fiscal year preceding the fiscal year in which the applicable payment date occurs, for so long as our common stock is listed on the NASDAQ.

2022 LTRP BONUS
The following table sets forth the nominal target value of the 2022 LTRP bonus and the portion of the 2022 LTRP bonus paid out for 2022 for each named executive officer:
	NOMINAL TARGET VALUE OF 2022 LTRP BONUS(1)	PORTION OF 2022 LTRP BONUS PAID OUT IN RESPECT OF 2022
Marcos Galperin	$6,139,585	$838,316
Pedro Arnt	$1,700,000	$232,123
Juan Martín de la Serna	$1,700,000	$232,123
Osvaldo Giménez	$2,400,000	$327,703
Daniel Rabinovich	$2,200,000	$300,394
(1)
Target value is determined based on a range at each organizational level. For NEOs, the range is initially determined by the CEO (other than for the CEO’s bonus, which is determined by the Compensation Committee) and subsequently approved by the Compensation Committee. The Compensation Committee has discretion to deviate from the range.

Other Compensation and Benefits
Prior Long-Term Retention Plans. Our prior LTRPs provide our named executive officers, along with other members of senior management, the opportunity to receive certain cash payments subject to achievement of the Minimum Eligibility Conditions. If the Minimum Eligibility Conditions are achieved, each named executive officer is generally eligible to receive a fixed payment, payable in equal annual installments over a 6 year period and a variable payment on the same payment schedule, whose amount fluctuates based on the ratio of our average stock price for a period of trading days over the average stock price for a period of trading days in the year the LTRP award was granted to the named executive officer, in each case, subject to continued employment.
Equity awards. In 2019, our board amended and our stockholders approved the Amended and Restated 2009 Equity Compensation Plan. As of December 31, 2022, we had approximately 990,497 shares of common stock available for issuance under the Amended and Restated 2009 Equity Compensation Plan. As has been Company policy in recent years, management compensation is tied to capital markets performance through our LTRPs, and not through the issuance of stock. Consequently, no awards were granted to named executive officers under the Equity Plan in 2022. See “Director Compensation” for information about equity awards granted to our non-employee directors in 2022.
Other compensation and benefits. We maintain broad-based benefits that are provided to certain full-time employees, including our named executive officers, including health insurance, extra vacation days, mobile telephones, executive education sponsorship programs, parking spaces and subsidized English, Spanish or Portuguese lessons. We also provide life insurance policies for our employees, including our named executive officers, and lend cars through our Eco Friendly Company car policy (MercadoLibre leases vehicles under this program to provide to certain employees).
54	MercadoLibre 2023 Proxy Statement

Executive Compensation
Employment agreements. We have entered into employment agreements with each named executive officer as described below under “Employment Agreements.” Certain named executive officers may also receive benefits in the event of a change in control of our Company as described under “Potential Payments Upon Termination or Change in Control.”
Life insurance and retirement benefits. We provide executive life insurance policies for Messrs. Arnt, Giménez, de la Serna and Rabinovich, providing for coverage of up to $755,000, and in the event of the named executive officer’s accidental death or disability an additional amount of $750,000 will be covered. We also provide a retirement benefit for Mr. Rabinovich and Mr. de la Serna, which consisted of monthly Company contributions equal to 11.5% of the named executive officer’s base salary plus annual bonus and are credited with interest at an average annual rate equal to 2.03%.
Compensation Committee Report
The compensation committee of the board as of the filing date of this Proxy Statement has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussions, the compensation committee recommended to the board of directors that it be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as incorporated by reference from this proxy statement.
COMPENSATION COMMITTEE
Emiliano Calemzuk (Chairman) Mario Vazquez Susan Segal
Relationship of Compensation
Practices to Risk Management
When structuring our overall compensation practices for our employees generally, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore impacts our risk management practices. Attention is given to the elements and the mix of pay as well as ensuring that employees’ awards align with stockholders’ value.
The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The compensation committee has assessed our compensation policies and practices for our employees in 2022 and has concluded that these policies and practices ensure appropriate levels of risk-taking, while avoiding unnecessary risks that could have a material adverse effect on our Company.
MercadoLibre 2023 Proxy Statement	55

Executive Compensation
Summary Compensation Table
The following table sets forth compensation information for the years ended December 31, 2022, 2021 and 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Marcos Galperin President and Chief Executive Officer	2022	448,824	2,046,528	5,775,215(4)	—	8,270,567
	2021	400,146	1,695,883	14,584,758	—	16,680,787
	2020	350,973	1,184,251	19,974,299	—	21,509,523
Pedro Arnt Executive Vice President and Chief Financial Officer	2022	439,764	540,167	1,398,865(4)	10,212(5)	2,389,008
	2021	369,264	344,002	2,774,709	10,212	3,498,187
	2020	324,904	211,169	3,655,108	47,925	4,239,106
Osvaldo Giménez Fintech President	2022	450,314	666,423	1,541,505(4)	11,436(6)	2,669,678
	2021	378,123	548,538	3,328,358	11,436	4,266,455
	2020	337,485	215,326	3,751,223	52,013	4,356,047
Daniel Rabinovich Executive Vice President and Chief Operating Officer	2022	537,875	615,667	1,700,817(4)	100,969(7)	2,955,328
	2021	433,989	510,669	3,891,700	84,435	4,920,793
	2020	328,227	344,002	5,196,145	59,375	5,927,749
Juan Martín de la Serna Executive VP – Corporate Affairs	2022	499,899	447,622	1,031,086(4)	92,544(8)	2,071,151

1.
Base salaries in respect of fiscal year 2022 are paid in U.S dollars for Mr. Galperin, in Argentine pesos for Messrs. Rabinovich and de la Serna and in Uruguayan pesos for Messrs. Giménez and Arnt. Base salaries that are paid in Argentina pesos or Uruguayan Pesos are disclosed above in U.S. dollars in each case, at the average exchange rate for each month of the year ended December 31, 2022. Mr. Galperin’s base salary is calculated considering a fixed amount in Uruguayan Pesos and then converted into U.S. dollars at the exchange rate of the monthly payroll calculation date.

2.
Includes the fixed portion of 2022, 2021, 2020 and 2019 LTRP bonus paid out in respect of 2022. We have historically included the fixed portion of prior LTRPs in the “Non-Equity Incentive Plan Compensation” column and are shifting our reporting posture to reflect more clearly the design of our LTRP as revised in 2019. For 2021 and 2020 it also includes the transition bonus approved by the Board on March 29, 2019. See “—Elements of Compensation Paid to Named Executive Officers in 2022, 2021 and 2020” for more information. Transition bonus and LTRP awards were paid in U.S. dollars.

3.
Annual Bonuses in respect of fiscal year 2022 are paid in U.S. dollars for Mr. Galperin, in Argentine pesos for Messrs. Rabinovich and de la Serna and in Uruguayan Pesos for Mr. Arnt and Giménez. Except for Mr. Galperin whose annual bonus is calculated considering a fixed amount in Uruguayan Pesos and then converted into U.S. dollars at the exchange rate of the payroll calculation date and then paid in U.S. dollar, annual bonuses are disclosed above in U.S. dollars in each case, at the average exchange rate for the month of December, 2022.

4.
Includes the variable portion of prior LTRPs paid in January 2023 and the variable portion of the 2022 LTRP earned by each executive officer in respect of 2022, as well as annual bonus amounts earned in respect of 2022 and paid in 2023 of $218,958, $141,857, $145,260, $224,789 and $208,917, for each of Mr. Galperin, Mr. Arnt, Mr. Giménez, Mr. Rabinovich and Mr. de la Serna, respectively. LTRP awards are paid in U.S. dollars.

5.	Amount consists of our payment on behalf of Mr. Arnt of $10,212 in life insurance premiums.
6.	Amount consists of our payment on behalf of Mr. Giménez of $11,436 in life insurance premiums.
7	Amount consists of (i) our payment on behalf of Mr. Rabinovich of $8,376 in life insurance premiums and (ii) our contributions of $92,593 under the retirement benefit provided to Mr. Rabinovich.
8.	Amount consists of (i) our payment on behalf of Mr. de la Serna of $14,292 in life insurance premiums and (ii) our contributions of $78,252 under the retirement benefit provided to Mr. de la Serna.
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Executive Compensation
Grants of Plan-Based Awards for 2022
The table below summarizes plan-based awards granted to our named executive officers in 2022.
ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
Marcos Galperin		36,493(1)	145,972(1)	218,958(1)
	May 4, 2022		3,069,793(2)
Pedro Arnt		35,464(1)	141,857(1)	212,786(1)
	May 4, 2022		850,000(2)
Osvaldo Giménez		36,315(1)	145,260(1)	217,890(1)
	May 4, 2022		1,200,000(2)
Daniel Rabinovich		37,465(1)	149,859(1)	224,789(1)
	May 4, 2022		1,100,000(2)
Juan Martín de la Serna		34,820(1)	139,278(1)	208,917(1)
	May 4, 2022		850,000(2)
1.
Represents estimated future payouts for the 2022 annual bonus assuming threshold performance against corporate goals and a below expectations individual performance multiplier, target performance against corporate goals and a meets expectations individual performance multiplier and maximum performance against corporate goals and an above expectations individual performance multiplier, respectively. The actual cash bonuses earned in 2022 by our named executive officers have been determined and were paid in or about the first quarter of 2023. The amounts paid are included in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation”.

2.
Represents the variable portion of each named executive officer’s 2022 LTRP bonus. The maximum amount of the variable portion of each named executive officer’s 2022 LTRP bonus will depend on our stock price for the last 60 trading days of the applicable fiscal year. The fixed portions of the named executive officers’ 2022 LTRP bonus are included in the Summary Compensation Table under “Bonus”. See “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Retention Plans – 2022 Long-Term Retention Plan” for information regarding the terms of the 2022 LTRP bonus.

We have entered into employment agreements and indemnification agreements with each of our named executive officers. For a detailed description, see “Employment Agreements” below.
MercadoLibre 2023 Proxy Statement	57

Executive Compensation
Employment Agreements
We have previously entered into employment agreements with each of our named executive officers. The term of each of these employment agreements is for an undetermined period.
Each named executive officer that is party to an employment agreement is entitled to receive the base salary set forth in such named executive officer’s employment agreement, subject to the raises that we have provided to those named executive officers throughout the terms of their employment. In addition to base salary, the named executive officers may receive bonus compensation as we, in our sole discretion, elect to pay them in accordance with the bonus plan policy. The named executive officers are also entitled to reimbursement for reasonable out-of-pocket expenses that they incur on our behalf in the performance of their duties as named executive officers.
The employment agreements provide that, during a named executive officer’s employment and for so long afterwards as any pertinent information remains confidential, such named executive officer will not use or disclose any confidential information that we use, develop or obtain. The agreements provide that all work product relating to our business belongs to us or our subsidiaries, and the named executive officer will promptly disclose such work product to us and provide reasonable assistance in connection with the defense of such work product.
The agreements also provide that, during a named executive officer’s employment, and for a period of one year after the end of the named executive officer’s employment in the event of termination without “just cause,” and two years in the event of resignation or termination for “just cause” (the “non-competition period”), the named executive officer will not (1) compete directly or indirectly with us, (2) induce our or our subsidiaries’ employees to terminate their employment with us or to engage in any competitive business or (3) solicit or do business with any of our present, past or prospective customers or the customers of our subsidiaries.
Potential Payments Upon Termination or Change in Control
We may terminate a named executive officer’s employment in the event that we determine, in our sole discretion, that there is “just cause” (as defined below). If we terminate a named executive officer’s employment for “just cause,” such named executive officer will not be entitled to receive any severance benefits, except for severance obligations mandated under the laws of the country where the named executive officer resides. If we terminate the named executive officer’s employment without “just cause,” such named executive officer shall be entitled to a lump sum severance payment in an amount equal to the greater of (x) one year’s gross base salary or (y) the severance obligations mandated under the laws of the country where the named executive officer resides.
“Just cause” means and includes (1) the commission by the executive officer of any gross misconduct or any offense serious enough for the relationship to become impossible to continue, including without limitation, the executive officer’s willful and continuing disregard of the lawful written instructions of our board or such executive officer’s superiors, (2) any action or any omission by the executive officer, resulting in such executive officer’s breach of his duty of loyalty or any act of self-dealing, (3) any material breach by the executive officer of his duties and obligations under the employment agreement as decided by our board and (4) the executive officer’s conviction, in our board of director’s sole discretion, of any serious crime or offense for violating any law (including, without limitation, theft, fraud, paying directly or indirectly bribes or kick- backs to government officials, the crimes set forth in the U.S. Foreign Corrupt Practices Act of 1977 or the foreign equivalent thereof and the executive officer’s embezzlement of funds of our Company or any of our affiliates).
In September of 2001, we implemented the 2001 Management Incentive Bonus Plan (the “Incentive Plan”). As established in the Incentive Plan, our chief executive officer established which officers would be eligible for the Incentive Plan. Pursuant to the Incentive Plan, in the event we are sold, the eligible officers, as a group, are entitled to receive a “sale bonus” and a “stay bonus.” If the purchase price is equal to or greater than $20,000,000 then the eligible officers as a group are entitled to receive (1) a sale bonus equal to 5.5% of the purchase price and (2) a stay bonus equal to 7.1% of the purchase price, subject in both cases to a maximum combined cap of $78,335,000. If the purchase price is less than $20,000,000, then the eligible officers, as a group, are entitled to receive the “stay bonus” only. The bonuses are divided between the eligible officers, including our named executive officers and others, according to the participation percentages established by our chief executive officer, in accordance with the Incentive Plan. All payments under the Incentive Plan would be made in a lump sum payment.
For additional information regarding potential payments under our LTRPs in the event of a termination of employment, see “—Elements of Compensation—Long-Term Retention Plan—2022 Long-Term Retention Plan” and “—Prior Long-Term Retention Plans”.
The following tables represent the payments due to each named executive officer in the event of (i) his termination without just cause, (ii) a change in control (as defined under the 2022 LTRP) or (iii) his termination without Cause or resignation for Good Reason (each as defined under the 2022 LTRP) within 120 days prior to or on or after a change in control, assuming such event occurred on December 31, 2022.
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Executive Compensation
Except as otherwise set forth in an executive officer’s employment agreement, “Cause” means and includes (1) the executive officer’s material disregard of his responsibilities, authorities, powers, functions or duties or failure to act, (2) repeated or material negligence or misconduct by the executive officer in the performance of his duties, (3) appropriation (or attempted appropriation) of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company, (4) the commission by the executive officer of any act of fraud, theft or financial dishonesty with respect to the Company, or any felony or criminal act involving moral turpitude or dishonesty on the part of the executive officer, (5) the executive officer’s habitual drunkenness or excessive absenteeism not related to sickness, and/or (6) the material breach by the executive officer of any provision of his employment agreement that is not cured by the executive officer within thirty (30) days after written notice of breach has been delivered to the executive officer by the Company, unless such breach is incapable of cure (in which case the executive officer shall not be entitled to an opportunity to cure), in each case of clauses (1) through (6) above, as determined by the board in good faith.
“Good Reason” means (1) a material diminution in the executive officer’s duties, functions and responsibilities to the Company without the executive officer’s consent or the Company preventing the executive officer from fulfilling or exercising the executive officer’s materials duties, functions and responsibilities to the Company without the executive officer’s consent; (2) a material reduction in the executive officer’s base salary or bonus opportunity or (3) a requirement that the executive officer relocate the executive officer’s employment more than fifty (50) miles from the location of the executive officer’s principal office without the consent of the executive officer. An executive officer’s resignation shall not be a resignation with Good Reason unless the executive officer gives the Company written notice (delivered within thirty (30) days after the executive officer knows of the event, action, etc. that the executive officer asserts constitutes Good Reason), the event, action, etc. that the executive officer asserts constitutes Good Reason is not cured, to the reasonable satisfaction of the executive officer, within thirty (30) days after such notice and the executive officer resigns effective not later than thirty (30) days after the expiration of such cure period.
Payments Due Upon Termination Without Cause(1)
NAME	SALARY ($)	LOCAL LAW SEVERANCE ($)
Marcos Galperin	469,474	404,548
Pedro Arnt	461,035	349,557
Osvaldo Giménez	472,096	355,796
Daniel Rabinovich	487,042	942,863
Juan Martín de la Serna	452,654	911,112
1.
Represents severance payable to the named executive officer as required under local law or pursuant to such officer’s employment agreement. As discussed above, upon a termination without cause, the named executive officer would be entitled to a lump sum severance payment in an amount equal to the greater of (x) one year’s gross base salary or (y) the severance obligations mandated under the laws of the country where the named executive officer resides.

Payment Upon a Change in Control(1)
NAME	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)
Marcos Galperin	7,673,885
Pedro Arnt	2,028,532
Osvaldo Giménez	2,488,119
Daniel Rabinovich	2,308,889
Juan Martín de la Serna	1,791,094
1.
Excludes any sale or stay bonuses payable under the Incentive Plan upon a sale of our Company, which bonus amounts are based on the purchased price in the event of a sale. See “—Potential Payments Upon Termination or Change in Control” for more information.

2.
Represents 50% of the outstanding awards held by the named executive officers under the LTRPs. All outstanding awards payable in this case are based on the average closing price of our common stock during the final 60 trading days of 2022.

MercadoLibre 2023 Proxy Statement	59

Executive Compensation
Payments Due Upon Termination without Cause or Resignation with Good Reason In Connection with a Change In Control(1)
NAME	SALARY ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	TOTAL ($)
Marcos Galperin	404,548	15,347,770	15,752,318
Pedro Arnt	349,557	4,057,063	4,406,620
Osvaldo Giménez	355,796	4,976,238	5,332,034
Daniel Rabinovich	942,863	4,617,778	5,560,641
Juan Martín de la Serna	911,112	3,582,187	4,493,299
1.
Excludes any sale or stay bonuses payable under the Incentive Plan upon a sale of our Company, which bonus amounts are based on the purchased price in the event of a sale. See “—Potential Payments Upon Termination or Change in Control” for more information.

2.	Represents severance payable to the named executive officer as required by local law solely in the event of a termination without Cause.
3.
Represents 100% of all outstanding awards held by the named executive officers under the LTRPs. All outstanding awards payable in this case are based on the average closing price of our common stock during the final 60 trading days of 2022 and are payable in accordance with the ordinary payroll schedule or within 4 business days post termination.

Potential Payments Upon Death, Disability or Retirement
Under the terms of the life insurance policies provided to our named executive officers, other than Mr. Galperin, in the event of the executive’s death (by natural causes) or disability, the executive or his or her beneficiary, as applicable, would be entitled to receive $755,000 in proceeds from the third-party issuer of the policy. If the named executive officer dies in an accident or suffers total and permanent disability, his or her beneficiary would be entitled to receive $1,505,000, payable by the third-party issuer of the policy, except for Mr. Galperin.
Under the terms of the retirement benefit provided to our named executive officers, except for Mr. Galperin, in the event of their retirement, the named executive officer would be eligible to receive the amount accumulated with respect to the retirement benefit as of the date of retirement. Assuming the named executive officers who are eligible for the retirement benefit retired as of the last business day of 2022, the estimated amount of the benefits each named executive officer would receive under the terms of the retirement benefit are $241,028 for Mr. Rabinovich and $203,408 for Mr. de la Serna.
Pay Ratio Disclosure
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all our employees, other than Mr. Galperin, to the annual total compensation of Mr. Galperin, our chief executive officer. We identified the median employee by examining the 2022 annual total compensation, consisting of base salary, annual bonus and LTRPs, if applicable, for all individuals, excluding Mr. Galperin, who were employed by us on December 31, 2022. In order to calculate the compensation for our median employee, we converted local currency to U.S. dollars using the average exchange rate for the month of December, 2022.
The annual total compensation of our chief executive officer for purpose of determining the pay ratio was $ 8,270,567; and
The annual total compensation of our median employee was $ 21,575
Based on this information, for 2022, the ratio of the annual total compensation of our chief executive officer, to the annual total compensation of our median employee was estimated to be 383 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC regulations and guidance based on our payroll and employment records. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
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Executive Compensation
SUPPLEMENTAL RATIO
We have calculated a supplemental ratio with the following differences from the aforementioned CEO pay ratio (which was calculated in accordance with the SEC’s rules):
The amount of LTRP to be paid is subject to the price of our common stock on the NASDAQ, which can result in significant variability in payout year over year. For purposes of the supplemental ratio, we have calculated the annual total compensation of our chief executive officer for 2022 using the target value of his 2022 LTRP award, which mitigates the effect of fluctuations in the price of our common stock.
In addition, for purposes of the supplemental ratio, in identifying our median employee for the purpose of calculating that employee’s annual total compensation, we excluded all of our customer service representatives, whose responsibilities could be outsourced.
After making the above adjustments, the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee is estimated to be 189 to 1.
In addition, below is a chart comparing the most recent monthly minimum wage for a full-time employee in the main Latin American countries in which we operate, as reported by Mercer Human Resources, to an estimate of the current monthly minimum wage for a full-time employee in California based on the information provided by the U.S. Department of Labor.
MERCADOLIBRE MAIN LOCATIONS	MONTHLY MINIMUM WAGE IN USD
Brazil	253
Argentina	362
Mexico	320
Colombia	242
Chile	499
Uruguay	525
Peru	269
U.S. (California state)	2,790
The monthly minimum wage of a full-time employee in the main Latin American countries in which we operate, which is substantially lower than the estimate of the monthly minimum wage for a full-time employee located in California, may be useful to consider when comparing our CEO pay ratio with that of public companies whose workforce is predominantly located in the United States
MercadoLibre 2023 Proxy Statement	61

Executive Compensation
Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the Pay Versus Performance disclosure that follows provides information about the relationship between Compensation Actually Paid (“CAP”) to our Principal Executive Officer (“PEO”) and Non- PEO NEOs (“NEOs”) and the Company's performance. For further information regarding the Company´s pay-for-performance philosophy, refer to “Executive compensation program philosophy and objectives” included in the Compensation Discussion and Analysis section above.
Pay versus performance table
					Value of initial fixed $100 investment based on:
Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)	Average summary compensation table total for NEOs(2)	Average compensation actually paid to NEOs(2)	Total share- holder return	Peer group total share- holder return(3)	Net income (in millions)	INCOME FROM OPERATIONS (in millions of constant dollars)(4)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	8,270,567	8,270,567	2,521,291	2,521,291	148	117	482	1,119
2021	16,680,787	16,680,787	4,192,154	4,192,154	236	174	83	529
2020	21,509,523	21,509,523	4,837,639	4,837,639	293	144	(1)	227
1.	Mr. Galperin served as our PEO for the full year for each of 2022, 2021 and 2020.
2.	For 2022, our NEOs included Messrs. Arnt, Giménez, Rabinovich and de la Serna. For 2021 and 2020, our NEOs included Messrs. Arnt, Giménez, Rabinovich and Tolda.
3.
The peer group total share-holder return set forth in this table utilizes the Nasdaq Composite Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2022. The comparison assumes $100 was invested in the company and in the Nasdaq Composite Index, respectively (i) for 2020, over the one-year period from market close December 31, 2019 through December 31, 2020, (ii) for 2021, over the two-year period from market close on December 31, 2019 through December 31, 2021, (iii) and for 2022, over the three-year period from market close December 31, 2019 through December 31, 2022. Historical stock performance is not necessarily indicative of future stock performance.

4.
The Company-selected measure is Income from operations. For each applicable year, Income from operations is defined as our income from operations for that year. This metric is measured in constant dollars. For information on how we compute this non-GAAP financial measure and a reconciliation to the most directly comparable financial measure prepared in accordance with GAAP, please refer to “Appendix: Reconciliation of Non- GAAP Financial Measure” in this proxy statement.

5.
For 2020, 2021 and 2022, the most important metric in determining compensation actually paid to our named executive officers was our 60 day average TSR, as the amounts of the variable payments made under our LTRPs fluctuate based on the quotient of the average closing price of our common stock on the NASDAQ during the final 60 trading days of the fiscal year preceding the fiscal year in which the applicable payment date occurs over the average closing price of our common stock on the NASDAQ during the final 60 trading days of the fiscal year immediately preceding the fiscal year in which the applicable LTRP award was granted. Because the majority of our named executive officers’ compensation is paid through our LTRPs, our executives’ compensation actually paid is closely aligned with the returns of our stockholders. However, because TSR is already reported in the table, we have identified our Company-selected measure as income from operations. This measure was selected because it is one of the main performance metrics for each of the 2020, 2021 and 2022 annual bonuses received by our named executive officers.

62	MercadoLibre 2023 Proxy Statement

Executive Compensation
Description of relationship between PEO and NEOs Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our NEOs, and the Company’s cumulative TSR for the covered periods:

25
20
15
10
5
-
CAP ($ in Millions)
350
300
250
200
150
100
50
-
Company TSR (FY 2019 Indexed to $100)
100
293
236
148
22
17
8
5
4
3
2019
2020
2021
2022
Fiscal Year
Compensation actually paid to PEO
Average compensation actually paid to non-PEO NEOs
Company TSR

Description of relationship between PEO and NEOs Compensation Actually Paid and Net income:
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our NEOs, and our Net Income for the covered periods:

25
20
15
10
5
(0)
CAP ($ in Millions)
490
390
290
190
90
-10
Net Income ($ in Millions)
22
5
(1)
17
83
4
482
8
3
2020
2021
2022
Fiscal Year
Compensation actually paid to PEO
Average compensation actually paid to non-PEO NEOs
Net income ($ in millions)

MercadoLibre 2023 Proxy Statement	63

Executive Compensation
Description of relationship between PEO and NEOs Compensation Actually Paid and INCOME FROM OPERATIONS (IN CONSTANT DOLLARS)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our NEOs, and our Income from operations (in constant dollars) for the covered periods:

25
20
15
10
5
-
CAP ($ in Millions)
1,200
1,100
1,000
900
800
700
600
500
400
300
200
Income from operations (in constant dollars) ($ in Millions)
22
5
227
17
4
529
8
3
1,119
2020
2021
2022
Fiscal Year
Compensation actually paid to PEO
Average compensation actually paid to non-PEO NEOs
Income from operations (in constant dollars)

Income from operations (in constant dollars) is a non-GAAP metric. For information on how we compute this non-GAAP financial measure and a reconciliation to the most directly comparable financial measure prepared in accordance with GAAP, please refer to “Appendix: Reconciliation of Non-GAAP Financial Measure” in this proxy statement.
Description of Relationship between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the covered periods to that of the Nasdaq Composite Index over the same period:

350
300
250
200
150
100
50
TSR
293
236
174
144
148
117
100
100
2019
2020
2021
2022
Fiscal Year
Company TSR
Peer group TSR

64	MercadoLibre 2023 Proxy Statement

Executive Compensation
Tabular list of most important financial performance measures
The following table lists the three financial performance measures that Company considers represent the most important financial performance measures that we use to link compensation actually paid to our PEO and NEOs to our performance. The measures in this table are not ranked:
■	60 day average TSR
■	Income from operations (in millions of constant dollars)
■	Net revenues - adjusted (in millions of constant dollars)
The compensation committee did not consider the Pay versus Performance disclosure above in making its pay decisions for any of the years shown. The information in this “Pay versus Performance” section shall not be deemed to be incorporated by reference into any filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this section by reference in such filing.
MercadoLibre 2023 Proxy Statement	65

  Proposal II
Advisory Vote to Approve the Company’s Executive Compensation
Section 14A of the Exchange Act added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Financial Reform Act”) provides our stockholders with an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement.
As described in detail under “Executive Compensation,” our compensation program is designed to align the interests of management with those of our stockholders, apply a pay-for-performance philosophy and attract and retain top management talent. Our board believes that our current executive compensation program directly links executive compensation to our performance and properly aligns the interests of our named executive officers with those of our stockholders by:
■	Having a significant portion of the compensation awarded under our 2022 executive compensation program be contingent upon Company performance;
■	Having base salary represent a relatively small percentage of total direct compensation for our named executive officers; and
■	Having components of our compensation, such as the LTRP, that align management interests with those of stockholders over the long-term.
See the information set forth under “Executive Compensation” for more information on these elements of our executive compensation program.
For these reasons, our board strongly endorses our Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the MercadoLibre, Inc. Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosure.”
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2022, AS DISCLOSED IN THIS PROXY STATEMENT.
66	MercadoLibre 2023 Proxy Statement

  Proposal III
Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes on our executive compensation programs, such as the proposal contained in Proposal II of this Proxy Statement. In particular, we are asking whether the advisory vote on executive compensation should occur every year, every two years or every three years. Currently, the advisory vote on executive compensation occurs every year.
Our board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the company. The board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the board believes that stockholder sentiment should be a factor that is taken into consideration by the board and compensation committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Accordingly, our board recommends that the advisory vote on executive compensation be held every year.
You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:
“RESOLVED, that the option of every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the company is to hold an advisory vote by stockholders to approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure in our annual stockholder meeting proxy statement.”
The option of one year, two years or three years that receives the highest number of votes cast will be the frequency of the vote on the compensation of our named executive officers that has been approved by stockholders on an advisory basis. Even though your vote is advisory and therefore will not be binding on the company, the board and the compensation committee value the opinions of our stockholders and will consider our stockholders’ vote. Nonetheless, the board may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.
MercadoLibre 2023 Proxy Statement	67

Audit Committee Report
Pursuant to SEC rules for proxy statements, the audit committee of our board has prepared the following Audit Committee Report. The audit committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the audit committee.
The audit committee of our board as of the filing date of this Proxy Statement is composed of Mario Vázquez (Chairman), Nicolás Aguzin and Susan Segal, all of whom are independent under the Listing Rules of NASDAQ and the rules and regulations of the SEC applicable to audit committees. The audit committee operates under a charter, which is posted on our investor relations website at http://investor.mercadolibre.com and annually reviewed by the board. This charter specifies the scope of the audit committee’s responsibilities and the manner in which it carries out those responsibilities.
The audit committee members are not professional accountants or auditors. Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In this context, the audit committee has reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
The audit committee also has discussed with Pistrelli, Henry Martin y Asociados S.R.L., a member firm of Ernst & Young Global Limited (“EY”) the matters required to be discussed by the PCAOB Auditing Standard 1301, “Communications with Audit Committees,” as amended.
The audit committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the audit committee concerning independence and has discussed with EY its independence.
Based on the audit committee’s review and discussions with management and EY described above, the audit committee recommended that our board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
The foregoing report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.
AUDIT COMMITTEE
Mario Vázquez, Chairman Nicolás Aguzin Susan Segal
68	MercadoLibre 2023 Proxy Statement

 Proposal IV
Ratification of Independent Registered Public Accounting Firm
Our audit committee has appointed Pistrelli, Henry Martin y Asociados S.R.L., a member firm of Ernst & Young Global Limited (“EY”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and stockholders are being asked to ratify the selection at the 2023 Annual Meeting. Representatives of EY are expected to be present telephonically at the meeting and will have the opportunity to make a statement and respond to appropriate questions.
Although ratification by stockholders is not a prerequisite to the ability of the audit committee to select EY as our independent registered public accounting firm, we believe ratification to be desirable. Accordingly, our stockholders are being requested to ratify, confirm and approve the selection of EY as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for the year ending December 31, 2023. If the stockholders do not ratify the selection of EY, the selection of the independent registered public accounting firm will be reconsidered by the audit committee; however, the audit committee may select EY notwithstanding the failure of the stockholders to ratify its selection. If the appointment of EY is ratified, the audit committee will continue to conduct an ongoing review of EY’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace EY at any time.
The audit committee considers EY to be qualified to deliver independent auditing services to our Company due to, among other things, their depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transactional matters and location of key personnel.
In 2021, EY was appointed our independent registered public accounting firm for the year ended December 31, 2022.
Changes in Registrant’s Certifying Accountant
On November 2, 2021, as reported on our current report on Form 8-K dated November 8, 2021, as amended on February 25, 2022, the Audit Committee selected EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022, contingent upon the execution of an engagement letter following completion of EY’s client acceptance procedures. On December 20, 2021, the Company and EY executed that engagement letter.
On November 2, 2021, we, at the direction of the Audit Committee, informed Deloitte that it would be dismissed as our independent registered public accounting firm effective upon completion of their audit of our consolidated financial statements for the fiscal year ended December 31, 2021 and issuance of their report thereon. On February 23, 2022, when we filed our annual report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC, Deloitte completed its audit of our consolidated financial statements for such fiscal year, and the retention of Deloitte as our independent registered public accounting firm with respect to the audit of our financial statements ended as of that date.
During the fiscal years ended December 31, 2020 and December 31, 2021 and the subsequent interim period through February 23, 2022, the effective date of Deloitte’s dismissal, there were (i) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years or interim period and (ii) no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K, except concerning the material weaknesses in the Company’s internal control over financial reporting disclosed in Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2020 and September 30, 2020, and reported in Item 9A of Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on December 23, 2020.
MercadoLibre 2023 Proxy Statement	69

Proposal IV
Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and December 31, 2021, do not contain any adverse opinion or disclaimer of opinion, and they are not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2020, and December 31, 2021, and the subsequent interim period through February 23, 2022, neither the Company nor anyone on its behalf has consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, where either a written report or oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to item 304 of Regulation S-K or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Auditor Independence
We have taken a number of steps to ensure the continued independence of our independent registered public accounting firm. Our independent registered public accounting firm reports directly to the audit committee, and we limit the use of our auditors for non-audit services.
Audit and Non-Audit Fees
The following is a description of the fees billed or expected to be billed to us by EY (our current auditor) for 2022 and billed by Deloitte & Co S.A. (“Deloitte”) (our predecessor auditor) for 2021 for the years ended December 31, 2022 and 2021, respectively:
	2022	2021
Audit Fees	$7,994,784	$6,208,272
Audit-Related Fees	579,543	692,058
Tax Fees	397,584	282,146
All Other Fees	116,656	117,768
Total	$9,088,567	$7,300,244
Audit Fees
Audit fees represent the aggregate fees billed or expected to be billed to us by EY and billed by Deloitte (together, “the auditors”) during the applicable fiscal year in connection with the annual audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of our interim financial statements and the review of our Annual Report on Form 10-K. Audit fees also include fees for services performed by the auditors during the applicable fiscal year that are closely related to the audit and in many cases could only be provided by our independent registered public accounting firm. Such services include consents related to SEC registration statements and certain reports relating to our regulatory filings.
Audit-Related Fees
Audit-related fees represent the aggregate fees billed or expected to be billed to us by the auditors during the applicable fiscal year for assurance and related services reasonably related to the performance of the audit of our annual financial statements for those years.
Tax Fees
Tax fees represent the aggregate fees billed or expected to be billed to us by the auditors during 2022 and 2021 for tax compliance, tax planning and tax advice.
All Other Fees
All other fees represent the aggregate fees billed or expected to be billed to us by the auditors for those permissible non-audit services that the audit committee believes are routine and recurring and would not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.
70	MercadoLibre 2023 Proxy Statement

Proposal IV
Audit Committee Pre-Approval Policy
The audit committee’s policy is that all audit and non-audit services provided by its independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the audit committee. These services may include audit services and permissible audit-related services, tax services and other services. The term of any pre-approval is twelve months from the date of pre-approval, unless the audit committee specifically provides for a different period. Any audit or non-audit service fees that we may incur that fall outside the limits pre-approved by the audit committee for a particular service or category of services require separate and specific pre-approval by the audit committee prior to the performance of services. For each fiscal year, the audit committee may determine the appropriate ratio between the total amount of fees for audit, audit-related and tax and other services. The audit committee may revise the list of pre-approved services from time to time. In all pre-approval instances, the audit committee will consider whether such services are consistent with the SEC rules on auditor independence.
All of the fees paid to the auditors during the years ended December 31, 2022 and 2021 described above were pre-approved by the audit committee in accordance with the audit committee pre-approval policy and before the auditors were engaged for the particular service.
MercadoLibre 2023 Proxy Statement	71

Additional Information About The Annual Meeting
1. Proxy Materials
Why am I receiving these materials?

Our board of directors is providing these proxy materials to you in connection with our board’s solicitation of proxies for use at our 2023 Annual Meeting that will take place on June 7, 2023. Stockholders are invited to attend the 2023 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the 2023 Annual Meeting, the voting process, our corporate governance practices, the compensation of our directors and our named executive officers and certain other required information.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with SEC rules, we may furnish proxy materials, including this proxy statement and our 2022 Annual Report, which includes our audited consolidated financial statements for the year ended December 31, 2022, to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. On or about April 28, 2023, we first mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our 2022 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to vote through the Internet, by telephone or by mail. You will not receive printed copies of the proxy materials unless you request them. If you would like to receive a paper or electronic copy of our proxy materials, including a copy of our 2022 Annual Report, you should follow the instructions in the Notice of Internet Availability for requesting these materials.

How do I get electronic access to the proxy materials?
The Notice of Internet Availability will provide you with instructions regarding how to:
■	access and review our proxy materials for the 2023 Annual Meeting on the Internet; and
■	instruct us to send our future proxy materials to you electronically by e-mail.
Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
2. Proposals
What proposals will be voted on at the 2023 Annual Meeting?
There are four proposals scheduled for a vote at the 2023 Annual Meeting:
■
the election of the nominees for Class I directors recommended by our board, each to serve until the 2026 Annual Meeting of Stockholders, respectively, or until such time as their respective successors are elected and qualified;

■	the approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2022;
■	the approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation; and
72	MercadoLibre 2023 Proxy Statement

Additional Information About The Annual Meeting
■
the ratification of the appointment of Pistrelli, Henry Martin y Asociados S.R.L., a member firm of Ernst & Young Global Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What are our board’s voting recommendations?
Our board recommends that you vote your shares:
■	“FOR” the election of the nominees for Class I directors recommended by our board;
■	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2022;
■	“FOR” the approval, on an advisory basis, of continuing to hold an advisory vote on executive compensation every ONE year; and
■
“FOR” the ratification of the appointment of Pistrelli, Henry Martin y Asociados S.R.L., a member firm of Ernst & Young Global Limited, as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

3. Voting Mechanics
How many shares are entitled to vote?

Each share of our common stock outstanding as of the close of business on April 11, 2023, the record date, is entitled to one vote at the 2023 Annual Meeting. At the close of business on April 11, 2023, 50,207,607 shares of our common stock were outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on the record date and each share of common stock held by you on the record date represents one vote. These shares include shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of MercadoLibre hold their shares beneficially through a stockbroker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:

■	Shares held of record
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. Each stockholder of record is entitled to vote by proxy as described in the Notice of Internet Availability and below.
■	Shares held in brokerage account or by a bank
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote the shares in your account.
Can I attend the 2023 Annual Meeting?

You are invited to participate in the 2023 Annual Meeting if you are a stockholder of record or a beneficial owner at the close of business on April 11, 2023. Any stockholder can attend the 2023 Annual Meeting via the Internet at www.virtualshareholdermeeting.com/MELI2023. We encourage you to access the 2023 Annual Meeting online prior to its start time. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://investor.mercadolibre.com.

MercadoLibre 2023 Proxy Statement	73

Additional Information About The Annual Meeting
How can I vote my shares?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote as follows:
■
If you are a stockholder of record, you may vote by proxy over the Internet or by telephone by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. You may also attend the Annual Meeting at 2:00 p.m., Eastern Time, on June 7, 2023 via the Internet at www.virtualshareholdermeeting.com/MELI2023 and vote during the Annual Meeting using the control number we have provided to you.

■
If you hold shares beneficially in street name, you may also vote by proxy over the Internet or by telephone by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Under Delaware law, votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card.
Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the 2023 Annual Meeting. Proxies may be revoked by any of the following actions:

■	filing a timely written notice of revocation with our Corporate Secretary at our principal executive office (WTC Free Zone Dr. Luis Bonavita 1294, Of. 1733, Tower II Montevideo, Uruguay, 11300);
■	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); or
■	attending the 2023 Annual Meeting online and voting via the Internet using the control number we have provided to you (attendance at the meeting will not, by itself, revoke a proxy).
If your shares are held through a brokerage account or by a bank or other nominee, you may change your vote by:
■	submitting new voting instructions to your broker, bank or nominee following the instructions they provided; or
■
if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the 2023 Annual Meeting and voting via the Internet using the control number we have provided to you (attendance at the meeting will not, by itself, revoke a proxy).

How are votes counted?

Election of the nominees for Class I Directors. In the election of the nominees for Class I directors, you may vote “for” any or all of the nominees for Class I directors or you may “withhold” your vote with respect to any or all of the nominees for Class I directors. Only votes “for” will be counted in determining whether a plurality has been cast in favor of a nominee for Class I directors.

Advisory Vote to Approve our Named Executive Officers’ Compensation for 2022. In the approval, on an advisory basis, of the compensation of our named executive officers for fiscal year 2022, you may vote “for,” “against” or “abstain.”
Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation: In the approval, on an advisory basis, of the frequency of an advisory vote on executive compensation, you may vote for every one, two or three years, or you may “abstain.”
Ratification of Appointment of Independent Auditor. In the proposal to ratify the appointment of our independent registered public accounting firm for 2023, you may vote “for,” “against” or “abstain.”
No cumulative voting rights are authorized, and dissenter’s rights are not applicable to these matters.
If you sign and return your proxy card or broker voting instruction card without giving specific voting instructions, your shares will be voted “FOR” the election of the nominees for Class I directors recommended by our board and named in this proxy statement, “FOR” approval of the compensation of our named executive officers, “FOR” continuing to hold an advisory vote on the compensation of our named executive officers every one year, “FOR” the ratification of the approval of our independent auditors, and at the discretion of the proxies in any other matters properly brought before the 2023 Annual Meeting.
74	MercadoLibre 2023 Proxy Statement

Additional Information About The Annual Meeting
If you are a beneficial holder and do not return a voting instruction card, your broker is only authorized to vote on the ratification of the approval of our independent auditors.
Who will count the votes?
A representative of Broadridge will tabulate the votes at the 2023 Annual Meeting and act as the inspector of elections.
Who will bear the cost of soliciting votes for the 2023 Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

4. Quorum and Voting Requirements
What is the quorum requirement for the 2023 Annual Meeting?

The quorum requirement for holding the 2023 Annual Meeting and transacting business is a majority of the outstanding shares entitled to vote. The shares may be present in person or represented by proxy at the 2023 Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

What are broker non-votes and what effect do they have on the proposals?

A broker, bank or other nominee is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, but is not entitled to vote shares held for a beneficial owner on any “non-routine” matter without instruction from the beneficial owner. A “broker non-vote” occurs when a broker, bank or other nominee entitled to vote shares held for a beneficial owner does not vote shares for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner.

All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of our independent registered public accounting firm. Therefore, it is especially important that you provide your broker, bank or other nominee who is holding your shares in street name with voting instructions with respect to Proposals 1, 2 and 3 in one of the manners set forth in this proxy statement. Under Delaware law, broker non-votes are not considered as votes cast and will have no effect on the outcome of the vote on any of the proposals, assuming that a quorum is obtained.
What is the voting requirement to approve each of the proposals and the effect, if any, of each vote?

The following table describes the proposals to be considered at the 2023 Annual Meeting of Stockholders, the vote required to elect directors and to adopt each of the other proposals, and the manner in which votes will be counted:

Proposal	Vote Required	Effect of Abstentions	Effect of Broker-Non Votes
Election of the nominees for Class I Directors	Plurality of votes cast	No effect(1)	No effect
Approval, on an advisory basis, of the compensation of our Named Executive Officers for fiscal year 2022	Majority of shares present and entitled to vote thereon	Same as vote against	No effect
Approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation	The option that receives the highest number of votes cast	No effect	No effect
Ratification of the appointment of Independent Auditor	Majority of shares present and entitled to vote thereon	Same as vote against	Brokers have discretion to vote
(1)	A vote to “Withhold” will not have any effect on the election. Stockholders do not have the option to Abstain from voting on the proposal for election of the nominees for Class I Directors.
MercadoLibre 2023 Proxy Statement	75

Additional Information About The Annual Meeting
What are broker non-votes and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker, bank or other nominee has not received voting instructions from the beneficial owner and (2) the broker, bank or other nominee lacks discretionary voting power to vote those shares. A broker, bank or other nominee is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, but is not entitled to vote shares held for a beneficial owner on any non-routine matter without instruction from the beneficial owner. The ratification of the appointment of our independent registered public accounting firm is considered to be a routine matter for which brokers, banks or other nominees holding shares in street name may exercise discretionary voting power in the absence of voting instructions from the beneficial owner. As a result, broker non-votes will not arise in connection with, and thus will have no effect on, this proposal.

Unlike the proposal to ratify the appointment of our independent auditors, the election of directors and the advisory vote on our named executive officers’ compensation for fiscal year 2022 are each considered a “non-routine” matter. As a result, brokers, banks or other nominees holding shares in street name that have not received voting instructions from their clients cannot vote on their clients’ behalf on these proposals. Therefore, it is very important that you provide your broker, bank or other nominee who is holding your shares in street name with voting instructions with respect to these proposals in one of the manners set forth in this proxy statement. Under Delaware law, broker non-votes that arise in connection with the election of directors, the advisory vote on our named executive officers’ compensation for fiscal year 2022 or the advisory vote on the frequency of an advisory vote on executive compensation will have no effect on these proposals.
5. Voting Results
Where can I find the voting results of the 2023 Annual Meeting?

We will announce final voting results in a current report on Form 8-K that will be filed with the SEC within four business days after the 2023 Annual Meeting and that will also be available on our investor relations website at http://investor.mercadolibre.com.

Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the SEC.
76	MercadoLibre 2023 Proxy Statement

Appendix: Reconciliation of Non-GAAP Financial Measure
Appendix: Reconciliation of
Non-GAAP Financial
Measure
This proxy statement contains a non-GAAP measure of financial performance. This non-GAAP measure is non-GAAP Income from operations (in constant dollars).
This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from Income from operations (in constant dollars) non-GAAP measure used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Income from operations (in constant dollars) non-GAAP measure has limitations in that it does not reflect the impact of foreign exchange as required by U.S. GAAP.
We believe that FX neutral measures provide useful information to both Management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.
The non-GAAP Income from operations (in constant dollars) for 2022 was calculated by using the average monthly exchange rates for each month during 2021 and applying them to the corresponding months in 2022, so as to calculate what our income from operations would have been had exchange rates remained stable from one year to the next. For 2021, the comparative non-GAAP Income from operations (in constant dollars) measure was calculated by using the average monthly exchange rates for each month during 2020 and applying them to the corresponding months in 2021 and for 2020, the comparative non-GAAP Income from operations (in constant dollars) was calculated by using the average monthly exchange rates for each month during 2019 and applying them to the corresponding months in 2020. The table below excludes intercompany allocation FX effects. Finally, these measures do not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate for local currency inflation or devaluations.
Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measure can be found in the table below.
	Year Ended December 31,
	2022	2021	2020
	(In millions)
Income from operations	$1,034	$441	$128
FX Neutral effect	85	88	99
Income from operations (in constant dollars)	$1,119	$529	$227
MercadoLibre 2023 Proxy Statement	77

HEADQUARTERS INFORMATION
Our headquarters are located at WTC Free Zone Dr. Luis Bonavita 1294, Of. 1733, Tower II Montevideo, Uruguay, 11300 and the telephone number at that location is +(598) 2-927–2770.
STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
A stockholder may present proper proposals for inclusion in our proxy statement and for consideration at the 2024 Annual Meeting of Stockholders by submitting their proposals in writing to us in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2024 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 30, 2023; provided, however, that in the event that we hold our 2024 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2023 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
MercadoLibre, Inc.
Attn: Corporate Secretary
WTC Free Zone Dr. Luis
Bonavita 1294, Of. 1733,
Tower II Montevideo,
Uruguay, 11300
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders or nominate persons for election to our board at our annual meeting but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting (or any supplement thereto) given by or at the direction of the chairman of the board or our board of directors, (2) otherwise properly brought before the meeting by the chairperson or by or at the direction of a majority of our board of directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.
To be timely, our Corporate Secretary must receive the written notice at our principal executive offices not earlier than 90 days and not later than 60 days before the anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders (i.e. between January 29, 2024 (inclusive) and February 28, 2024 (inclusive) for our 2024 Annual Meeting of Stockholders). However, in the event that the date of the 2024 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2023 Annual Meeting, in order to be timely, a proposal or nomination by the stockholder must be delivered not later than the later of (i) 90 days before the 2024 Annual Meeting of Stockholders or (ii) 10 days following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by our bylaws and the information required by Rule 14a-19 of the Exchange Act in the case of a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees and satisfy the other requirements with respect to such proposals and nominations contained in our bylaws. If a stockholder fails to meet the deadlines in Rule 14a-8 and our bylaws or fails to comply with SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such

78	MercadoLibre 2023 Proxy Statement

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
proposal. Our bylaws were filed with the SEC as an exhibit to our registration statement on Form S-1 on May 11, 2007, which can be viewed by visiting our investor relations website at http://investor.mercadolibre.com and may also be obtained by writing to our Corporate Secretary at our principal executive office (WTC Free Zone Dr. Luis Bonavita 1294, Of. 1733, Tower II Montevideo, Uruguay, 11300).
By order of the board of directors, Marcos Galperin Chairman of the Board, President and Chief Executive Office
April 28, 2023
Montevideo, Uruguay
MercadoLibre 2023 Proxy Statement	79

MERCADOLIBRE, INC.
DR. LUIS BONAVITA 1294, OF. 1733
TOWER II, MONTEVIDEO, 1130
URUGUAY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MELI2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13676-P92107 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERCADOLIBRE, INC.

The Board of Directors recommends you vote FOR the following Class I director nominees named below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees for Election as Class I Directors:

01) Susan Segal
02) Mario Eduardo Vázquez
03) Alejandro Nicolás Aguzin

The Board of Directors recommends you vote FOR proposals 2, 4 and 1 YEAR on proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 7, 2023:
The 2022 Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V13677-P92107

MERCADOLIBRE, INC.
Annual Meeting of Stockholders
June 7, 2023 2:00 p.m.
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marcos Galperin, Pedro Arnt and Jacobo Cohen Imach, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MERCADOLIBRE, INC. that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 2:00 p.m., Eastern Time, on June 7, 2023 and can be accessed by visiting **www.virtualshareholdermeeting.com/MELI2023** and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 4 AND "1 YEAR" ON PROPOSAL 3 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

Continued and to be signed on reverse side